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PROSPECTUS Dated January 30, 2006 PROSPECTUS SUPPLEMENT Dated January 30, 2006	Pricing Supplement No. 20 to Registration Statement No. 333-131369 Dated September 29, 2006 Rule 424(b)(2)

$25,000,000
AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)
Dow Jones—AIG Commodity Index Total ReturnSM Linked Notes
Due November 2007

        The notes are issued by AB Svensk Exportkredit (Swedish Export Credit Corporation). Unlike ordinary debt securities, the notes do not provide for payment of a fixed amount of principal at maturity. At the maturity of the notes or upon earlier redemption, you will be entitled to receive a variable amount based on the performance of the Dow Jones—AIG Commodity Index Total ReturnSM, which we call the DJ-AIGCITRSM or the index. See "Description of the Notes" on page P-10.

        On the maturity date, we will pay you a redemption amount in cash, which will be based on the difference between the initial index level of 297.94 and the final index level as determined on the fifth business day prior to the maturity date, which we call the determination date. The redemption amount will equal the principal amount of your notes times a leverage factor of three times the percentage increase or decrease in the index, as adjusted to reflect the cost of providing the commodity-linked return on the notes described in this pricing supplement.

        We will also pay interest on the notes on November 9, 2006 and February 9, May 9 and August 9, 2007 and at maturity or upon earlier redemption at a rate equal to three-month U.S. dollar LIBOR (or one month LIBOR, in the case of the initial interest payment), minus a spread of 0.26% per annum. The LIBOR rate will be reset on each interest payment date.

        On any index business day prior to the determination date, a holder of all the notes may exercise the right to require us to redeem all (but not a portion) of the notes for an early payment amount determined on the date the holder gives notice of such exercise, subject to the prior occurrence of a mandatory prepayment event as described below.

        A mandatory prepayment event will be deemed to have occurred on an index business day prior to the determination date on which the index value settles at a level which is 10% or more below the initial index level or during which the index is at an intraday level which is 10% or more below the initial index level and, in the latter case, the calculation agent elects to redeem your notes. In either event, you will receive an early payment determined using the closing value of the index on the index business day immediately following the date of such event. The amount you will be entitled to receive in such event will be significantly less than the principal amount of your notes and could be zero.

        THIS NOTE IS NOT PRINCIPAL PROTECTED. YOU MAY LOSE UP TO 100% OF YOUR INVESTMENT IN THE NOTES.

        There are significant risks associated with the notes described in this pricing supplement. See "Risk Factors" beginning on page P-4 to read further about certain factors you should consider before buying the notes.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

	Price to Public	Agent's Commissions	Proceeds to Company
Per note	$100,000	$0	$100,000
Total	$25,000,000	$0	$25,000,000

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Notes offered hereby	$25,000,000	100%	$25,000,000	$2,675(1)

(1)
The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, $81,426.94 of the registration fees paid in respect of the securities covered by the registration statement of which the pricing supplement is a part remain unused. $2,675 of that amount is being offset against the registration fee for this offering and $78,751.94 remains available for future registration fees.

        The undersigned expects to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York, on October 6, 2006.

AIG Financial Securities Corp.

"Dow Jones", "AIG", "The Dow Jones—AIG Commodity Index—Total ReturnSM," "DJ—AIGCITRSM," "The Dow Jones—AIG Commodity IndexSM," and "DJ—AIGCISM are service marks of Dow Jones & Company Inc. ("Dow Jones") and American International Group, Inc. ("American International Group"), as the case may be, and will be licensed for use for certain purposes by AB Svensk Exportkredit ("SEK"). The Notes of SEK based on the DJ-AIGCITR are not sponsored, endorsed, sold or promoted by Dow Jones, AIG Financial Products Corp. ("AIG-FP"), American International Group, or any of their respective affiliates, and none of Dow Jones, AIG-FP, American International Group, or any of their respective affiliates, makes any representation regarding the advisability of investing in the Notes. See "Additional Information—License Agreement."

ABOUT THIS PRICING SUPPLEMENT

        This pricing supplement is a supplement to:

  •
  the accompanying prospectus supplement dated January 30, 2006 relating to an unlimited aggregate principal amount of our medium-term notes, series D due nine months or more from date of issue, and

  •
  the accompanying prospectus dated January 30, 2006 relating to our debt securities.

        If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

        You should read this pricing supplement along with the accompanying prospectus supplement and prospectus. All three documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information. We and AIG Financial Securities Corp. are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them. This means:

  •
  incorporated documents are considered part of this pricing supplement;

  •
  we can disclose important information to you by referring you to those documents;

  •
  information in this pricing supplement automatically updates and supersedes information in earlier documents that are incorporated by reference in this pricing supplement; and

  •
  information that we file with the SEC that we incorporate by reference in this pricing supplement will automatically update and supersede this pricing supplement.

        We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2005, which was filed with the SEC on April 3, 2006; and

  •
  our reports on Form 6-K which we furnished to the SEC on May 4, 2006 and August 31, 2006.

        We also incorporate by reference each of the following documents that we may file with the SEC after the date of this pricing supplement but before the end of the notes offering:

  •
  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this pricing supplement or the registration statement of which it is a part; and

  •
  reports filed under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

        You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Tradgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

RISK FACTORS

        Unlike ordinary debt securities, the return on the notes depends on the changes in the value of the underlying index over the term of the notes. As described in more detail below, the trading price of the notes may vary considerably before the maturity date due, among other things, to fluctuations in the prices of the commodities underlying the index and other events that are difficult to predict and beyond our control. Your notes are a riskier investment than ordinary debt securities. You should carefully consider the following risks before investing in the notes.

        You can lose all or a significant portion of your principal investment in the notes.

        If the final index value on the applicable valuation date has not increased to a level above the initial index value sufficient to offset the cost of providing the commodity-linked return on the notes, the redemption amount will be less than the principal amount of the notes and could be zero.

        Leverage increases the sensitivity of your notes to changes in the value of the index.

        Because your investment in the notes is leveraged, changes in the value of the index will have a greater impact on the payout on your notes than on a payout on securities that are not so leveraged. Since the leverage factor provides 300% exposure to increases and decreases in the value of the index, every 1% change in the value of the index will translate into approximately a 3% change in the redemption amount you will receive. In particular, any decrease in the value of the index would result in a significantly greater decrease in the redemption amount and you would suffer losses on your investment in the notes substantially greater than you would if your notes did not contain a leverage component.

        Your notes will be automatically redeemed if the index value declines 10% or more from its initial level.

        If on any index business day prior to the final valuation date, the closing index value on that date represents a decline of 10% or more from the initial index level, your notes will be automatically redeemed. In addition, if an intraday index level on any day represents a decline of 10% or more from the initial index level, the calculation agent may elect to automatically redeem your notes. The early redemption amount will be based on the performance of the index, as reduced by interest charges and fees for providing the commodity-linked return on the notes, as determined on the index business day immediately following that mandatory prepayment event or the index business day which the calculation agent gives notice of each election. In this case, you will receive a redemption amount that will likely be significantly less than the principal amount of your notes and could be zero if the index value drops precipitously.

        Past prices for the index are no guide to future performance.

        The levels of the index over the life of the notes, as well as the redemption amount payable at maturity or upon earlier redemption, may bear little relation to the historical levels of the index. We cannot predict the future value of the index or prices of the underlying commodities.

        The prices for the underlying commodities may change unpredictably, affecting the value of your notes in unforeseeable ways.

        Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates and trading activities in commodities and related contracts. These factors may affect the level of the index and the value of your notes in varying ways, and different factors may cause the value of different commodities included in the index, and the volatilities of their prices, to move in inconsistent directions and at inconsistent rates.

        The notes are financial instruments that are suitable only for sophisticated investors and persons who are experienced with respect to derivatives and derivative transactions and commodities and commodity-indexed instruments or who are capable of understanding the complexities and risks specific to the notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of such notes in light of your particular circumstances.

        Market price of the notes will be influenced by many unpredictable factors.

        Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which a dealer may be willing to purchase or sell the notes in the secondary market. We expect that generally the value of the index will affect the value of the notes more than any other single factor. Some of these factors interrelate in complex ways, and the effect of one factor on the market value of your notes may offset or enhance the effect of another factor. These factors include:

  •
  the volatility (frequency and magnitude of changes in value) of the index;

  •
  the market prices of the commodities underlying the index and futures contracts on such commodities, and the volatility of such prices;

  •
  interest and yield rates in the market;

  •
  geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the commodities underlying the index or commodities generally and that may affect the index values;

  •
  the time remaining until the securities mature;

  •
  our creditworthiness

        Some or all of these factors will influence the price you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if the index value is at, below, or not sufficiently above the initial index value.

        You cannot predict the future performance of the index based on its historical performance. The index value during the term of the securities may decrease from, or not increase sufficiently above, the initial index value so that you will receive at maturity or upon earlier redemption an amount of cash worth less than the principal amount of the notes. In addition, there can be no assurance that the index value will increase sufficiently so that you will receive at maturity or upon earlier redemption an amount in cash worth more than the principal amount of the notes.

        Any decline in our credit ratings may affect the market value of your notes.

        Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your notes.

        As calculation agent, AIGFP will have the authority to make determinations that could affect the market value of your notes and the amount you receive at maturity.

        AIGFP will serve as the calculation agent. The calculation agent will, among other things, decide the amount of the return paid out to you on the Notes at maturity.

        If AIGFP and Dow Jones were to discontinue or suspend calculation or publication of the index, it may become difficult to determine the market value of the Notes. If events such as these occur, or if the value of the index is not available or cannot be calculated because of a Market Disruption Event, as defined below, or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of the index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under "Description of the Notes—Market Disruption Event" and "Description of the Notes—Role of Calculation Agent".

        The calculation agent will exercise its judgment when performing its functions. The calculation agent may have to determine whether a Market Disruption Event affecting the index has occurred or is continuing on the Initial Valuation Date or the Final Valuation Date. This determination may, in turn, depend on the calculation agent's judgment as to whether the event has materially interfered with our ability to unwind our or our affiliates' hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

        There may be conflicts of interest between you and AIGFP.

        Certain activities conducted by AIGFP and its affiliates may conflict with your interests as a holder of the notes. For example, we have hedged our obligation under the notes with AIGFP. It is possible that AIGFP and its affiliates could receive substantial returns with respect to these hedging activities while the value of your notes may decline.

        AIGFP and its affiliates may also engage in trading for their proprietary accounts, for other accounts or to facilitate transactions, including block transactions, on behalf of customers relating to one or more of the underlying commodities included in the index. Any of these activities of AIGFP or its affiliates could adversely affect prices for the commodities and the value of the index and, therefore, the market value of your notes and the amount we will pay on your notes at maturity.

        We may also issue, and AIGFP and its affiliates may also issue, write hedges on or otherwise engage in transactions related to other securities or financial or derivative instruments indexed to the DJ—AIGCITR or other commodity indices. By introducing similar products into the marketplace in this manner, we or AIGFP and its affiliates could adversely affect the market value of your notes and the amount we pay on your notes at maturity. To the extent that AIGP or its affiliates serve as issuer of those securities or write hedges on or otherwise engage in transactions related to other similar instruments, their interests with respect to those products may be adverse to your interests as a holder of the notes.

        Suspensions or disruptions of market trading in the commodity and related futures may adversely affect the value of your notes.

        The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price". Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the DJ-AIGCITR and, therefore the value of your notes.

        For purposes of determining the final redemption amount due on your notes, the calculation agent will also determine the final index level of the DJ-AIGCITR on the final calculation date using the actual closing prices of the DJ-AIGCITR on the calculation dates. However, if one or more of the contracts underlying the index is affected by a market disruption event on a calculation date, then the daily contract reference price to be used by the calculation agent for purposes of determining the level of the DJ-AIGCITR on that calculation date for purposes of the notes will be the price on the first day on which that contract is no longer affected by a market disruption event as provided under "Description of the Notes—Index Value". Accordingly, the calculation of the final redemption amount may be delayed beyond the final calculation date if a market disruption event occurs on the final calculation date. Additionally, regardless of the market disruption event, AIGFP will continue to calculate the DJ-AIGCITR settlement value and Dow Jones will publish such value on Reuters. Therefore, if a market disruption event occurs on the applicable valuation date, the final redemption amount may not reflect the closing price of the DJ-AIGCITR on that valuation date.

        You may not receive your final redemption amount on the scheduled maturity date. If a market disruption event is in effect on the applicable valuation date, you will not receive your final redemption amount until at least the third business day after the final index level can be determined.

        The index may in the future include contracts that are not traded on regulated futures exchanges.

        At present, the index is based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as "designated contract markets"). As described below, however, the index may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges or similar statutes and regulations that govern trading on regulated United Kingdom futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the index may be subject to certain risks not presented by most U.S. and U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

        Higher future prices of commodities included in the index relative to their current prices may decrease the indexed principal amount.

        The index is composed of futures contracts on physical commodities, which normally specify a certain date for delivery of the underlying commodity. As the contracts that are included in the index come to expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as "rolling". If the market for these contracts is (putting aside other considerations) in "backwardation", where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a "roll yield". While many of the contracts included in the index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities included in the index, such as gold, have historically traded in "contango" markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative "roll yields," which could adversely affect the value of the index and, accordingly, decrease the value of the variable redemption amount. However, the existence of contango in a particular commodity market does not automatically result in negative "roll yields". The actual realization of a potential roll yield will be dependent upon the level of the related spot price relative to the unwind price of the commodity futures contract at the time of sale of the contract.

        Changes in the composition and valuation of the index may adversely affect your notes.

        Dow Jones & Company, Inc., or Dow Jones, in conjunction with AIGFP, is responsible for calculating, maintaining and publishing the index. Dow Jones and AIGFP can add, delete or substitute the contracts underlying the index or make other methodological changes that could change the index value. Dow Jones and AIGFP may discontinue or suspend calculation or dissemination of the index. Any of these actions could adversely affect the value of the notes.

        If Dow Jones and AIGFP discontinue or suspend calculation or publication of the index or change the method of calculating the index, AIGFP, as the calculation agent, will perform any necessary calculations of the index value. Although AIGFP is required to make such calculations in accordance with the formula and the composition of futures contracts used in the index when last published or (in the case of material changes to the index) by making adjustments necessary to enable it to calculate the index as if such changes had not been made, AIGFP's exercise of discretion in making these determinations could adversely affect the value of your notes and may present AIGFP with a conflict of interest of the kind described above under "There may be conflicts of interest between you and AIGFP".

        Hedging, trading and other business activities by the calculation agent and its affiliates could potentially affect the value of the notes.

        AIGFP and its affiliates have carried out, and will continue to carry out, hedging activities as a further hedge related to the hedge agreement with us under the notes, including trading in swaps and futures contracts on the index and on the commodities underlying the index. AIGFP and some of its affiliates also trade in financial instruments related to the index or the prices of the commodities or contracts underlying the index on a regular basis as part of their general broker-dealer and other businesses. Although not intended to, any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the index value and, accordingly, have increased initial index value and, therefore, the level which the final index value must reach before you would receive upon redemption, including at maturity, an amount in cash worth as much or more than the principal amount of the notes. Additionally, such hedging or trading activities during the term of the notes could potentially affect the applicable final index value and, accordingly, the amount of cash you will receive at maturity or upon earlier redemption.

        Moreover, affiliates of AIGFP have published and in the future expect to publish research reports with respect to some or all of the index components and physical commodities generally. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. The research should not be viewed as a recommendation or endorsement of the notes in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by AIGFP or its affiliates may affect the market price of the index components and the value of the index and, therefore, the market value of the notes. With respect to any of the activities described above, neither AIGFP nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the notes into consideration at any time.

        Data sourcing and calculation risks associated with the index may adversely affect the market price of the notes.

        The composition of the index will be recalculated annually in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of components of the index. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the index for the following year. Additionally, AIGFP may not discover every discrepancy. Furthermore, the annual weightings for the index are determined each year in June or July by AIGFP under the supervision of the Dow

Jones-AIG Commodity Index Oversight Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the index and has no obligation to take the needs of any parties to transactions involving the index into consideration when reweighting or making any other changes to the index. Finally, the exchange-traded commodities underlying the futures contracts included in the index from time to time are concentrated in a limited number of sectors. An investment in the Notes may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

        AIGFP may be required to replace a designated contract if the existing futures contract is terminated or replaced.

        A futures contract known as a "Designated Contract" has been selected as the reference contract for each of the physical commodities underlying the index components. Data concerning this Designated Contract will be used to calculate the index. If a Designated Contract were to be terminated or replaced in accordance with the rules set forth in the Dow Jones-AIG Commodity Index Handbook, a comparable futures contract would be selected by the Dow Jones-AIG Commodity Index Oversight Committee, if available, to replace that Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the value of the index.

        Secondary trading in the notes may be limited.

        The notes are a new issue of securities with no established trading market. Your notes will not be listed on any securities exchange or be included in any interdealer market quotation system and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the differences between bid and ask prices for your notes in any secondary market could be substantial.

        The original issue price of the notes includes the agent's commissions paid with respect to the notes. In addition, the fees used in calculating the applicable redemption amount take into account the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that AIGFP may realize in consideration for assuming the risks inherent in the swap that hedges our obligations under your notes. We expect that the secondary market prices of the notes will be adversely affected by the fact that the original issue price of the notes reflects the commissions and that the fees used in calculating any redemption amount includes hedging costs.

DESCRIPTION OF THE NOTES

        We will issue the notes under the indenture. The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture and the supplemental indenture before making your investment decision. We have filed copies of these documents with the SEC and at the offices of the trustee. You should also carefully consider the matters set forth in "Risk Factors" before you decide to invest in the notes.

        For the purposes hereof, the terms "Debt Securities," "Indexed Security" and "Principal Indexed Security" used in the prospectus, and the terms "Notes" and "Indexed Notes" used in the prospectus supplement, include the notes we are offering in this pricing supplement.

Principal Amount:	$25,000,000 in aggregate. For purposes of expressing calculations of payments of the Notes each Note is deemed to have a Principal Amount of $100,000.
Issue Price:	100% of the principal amount.
Trade Date:	September 29, 2006
Original Issue Date:	October 6, 2006
Final Valuation Date:	November 6, 2007, unless the Notes are redeemed earlier as described below and subject to extension in the case of market disruption events.
Maturity Date:	The third Settlement Business Day after the Final Valuation Date, subject to extension in the case of market disruption events.

If the determination of the relevant Index Value is postponed to or beyond the third Business Day immediately prior to the Scheduled Maturity Date due to a Market Disruption Event or otherwise, the Maturity Date will be postponed so that the Maturity Date will be the third Business Day following the date of the determination of the relevant Index Value. See " —Index Value" below.
The Index:	The Dow-Jones-AIG Commodity Index-Total ReturnSM, published by Dow Jones & Co., Inc. and appearing on Reuters Page AIGCI1. See "The Index".
Interest:
Interest will accrue on the outstanding principal amount of each Note for the period from and including the most recent Coupon Payment Date (but if no interest has yet been paid, from and including the Original Issue Date) to but excluding the earlier of (i) the succeeding Coupon Payment Date and (ii) the Maturity Date or the Prepayment Settlement Date, as applicable, and will be payable on each Coupon Payment Date in the applicable Coupon Amount.
Coupon Amount:	In respect of each Coupon Payment Date:

P × R ×	Calculation Period 360

"P" = Principal Amount.

"R" in respect of each Coupon Payment Date shall mean, subject to the other terms and conditions hereof, the rate for deposits in U.S. dollars for a period of the designated maturity which appears as of 11:00 a.m., London time, on the applicable Coupon Determination Date on Reuters Page LIBOR01, or such other page as may replace such page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for deposits in U.S. dollars, less 0.26%. If such rate does not appear on Reuters Page LIBOR01, the rate for that Coupon Determination Date will be determined as if the parties had specified "USD-LIBOR-Reference Banks" as such term is defined in the 2000 ISDA Definitions published by the International Swap and Derivatives Association. In the case of the initial Calculation Period, R shall equal 5.3225%.

The designated maturity for such determination of LIBOR in respect of a Calculation Period is equal to, (i) for any calculation being made in respect of a Calculation Period other than the initial Coupon Payment Date, three months, subject to the provisions of mandatory and optional prepayment below, and (ii) in the case of any calculation being made in respect of the initial Coupon Payment Date, one month.

"Calculation Period" shall mean (i) with respect to the initial Coupon Payment Date, the number of days from and including the Original Issue Date to but excluding such Coupon Payment Date, and (ii) with respect to any subsequent Coupon Payment Date, the number of days from and including the immediately prior Coupon Payment Date to but excluding such Coupon Payment Date.
"London Banking Day" shall mean any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.
"Coupon Determination Date" shall mean, with respect to a Coupon Payment Date, the second London Banking Day preceding the first day of the applicable Calculation Period.
Coupon Payment Dates:
November 9, 2006 and February 9, May 9 and August 9, 2007, and the Maturity Date or the Prepayment Settlement Date as applicable; provided that if any such day is not a Business Day, the Reset Date will be the next succeeding Business Day.
Specified Currency:	U.S. dollars.
Denominations:	$100,000 minimum and $100,000 integral multiples thereafter. For purposes of expressing calculations of payments on the Notes, each Note is deemed to have a principal amount of $100,000.

CUSIP:	00254EBR2
Initial Index Value:	297.94
Final Index Value:	The Index Value on the Final Valuation Date or the Prepayment Calculation Date, as applicable.
Index Value:
The Index Value on any Index Business Day will equal the designated settlement value of the Index or any Successor Index (as defined under "The Index—Discontinuance of the Index; Alteration of Method of Calculation") for such Index Business Day, as it appears on Reuters Page "AIGCI1" (or such other page as may replace that page on that service, or, if unavailable on that service, any other service displaying that value), subject to Market Disruption Events. In certain circumstances, the Index Value will be based on the alternate calculation of the Index described under "The Index—Discontinuance of the Index; Alteration of Method of Calculation."
Redemption Amount:	Subject to the prepayment provisions below, on the Maturity Date the Issuer shall pay an amount calculated on the Final Valuation Date equal to:
3 × P × (D - L) + P
Where:
"P" = Principal Amount
"L" = (0. 26%) * Actual / 365 + TBill return
"D" = (Final Index Value / Initial Index Value) — 1
"Actual" = The actual number of days from and including the Trade Date to and excluding the Final Valuation Date.

for each Index Business Day (t) from and including the Index Business Day following the Trade Date (such Index Business Day following the Trade Date, t = 1) to and including the Final Valuation Date (or, in the event of a prepayment pursuant to the Optional and Mandatory Prepayment provisions below, to and including the Prepayment Calculation Date) (t = N).

"Days" = number of days from and including the prior Index Business Day to and excluding the current Index Business Day.

"3 MRt-1" = with respect to an Index Business Day (t), the most recent weekly auction high rate for 3 Month U.S. Treasury Bills, as reported on the website www.publicdebt.treas.gov/AI/OFBills under the column headed "Discount Rate %" published by the Bureau of the Public Debt of the U.S. Treasury, or any successor source, on such Index Business Day (t); provided, that if the most recent auction high rate is published on such Index Business Day (t), 3 MRt-1 shall be the rate published for the most recent previous auction.
"Index Business Day" means any day that the official closing price for the Index is scheduled to be published in accordance with the then applicable Commodity Index Handbook for the Index.
Market Disruption Events:
"Market Disruption Event" means (a) the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract included in the Index, or (b) the settlement price of any such contract reflects the maximum permitted price change from the previous day's settlement price, or (c) the exchange fails to publish official settlement prices for any such contract. The existence of a Market Disruption Event shall be determined by the Calculation Agent.

If a Market Disruption Event occurs or is continuing on the Final Valuation Date or any other date on which the Final Index Value is to be determined pursuant to a prepayment provision, the Calculation Agent shall determine a special Final Index Value, as the case may be, that will utilize the final settlement prices for those futures contracts included in the Index that did not suffer a Market Disruption Event on the Final Valuation Date or any other date on which Final Index Value is to be determined pursuant to a prepayment provision, as the case may be. For those futures contracts included in the Index that experience a Market Disruption Event on such date, the next available settlement price for an Index Business Day on which a Market Disruption Event is not existing will be used to calculate the special Final Index Value, provided that if a Market Disruption Event for any futures contract is continuing on the fifth Business Day after the Final Valuation Date or any other such date, the Calculation Agent will use a price for such futures contract as of such fifth Business Day that it calculates in good faith taking into consideration all information it deems relevant.
Early Payment Amount:	Upon the earlier of (i) the exercise of the Optional Prepayment right, we will pay the holders of the Notes the Early Payment Amount.
"Early Payment Amount" means the amount equal to:
3 × P × (D-C) + ((P + Coupon Amount) × NPV Factor)

Where:
"C" = (0.26%) * Days Elapsed / 365 + TBill return
"Coupon Amount" means the amount determined on the Coupon Determination Date falling immediately prior to the Prepayment Calculation Date to be paid on the subsequent Coupon Payment Date.

"NPV Factor" means a discount factor determined using a rate option of LIBOR, where the discount period for such determination is equal to the Days Remaining; provided, that if such discount period does not equal a period of time for which rates are available on Reuters Page LIBOR01, then the LIBOR rate shall be determined through the use of straight-line interpolation by reference to two LIBOR rates, one of which shall be determined as if the designated maturity for such LIBOR rate were the period of time for which rates are next available shorter than the Days Remaining and the other of which shall be determined as if the designated maturity for such LIBOR rate were the period of time for which rates are next available longer than the Days Remaining.
"Days Elapsed" means the number of days from and including the Trade Date to and excluding the Prepayment Calculation Date.
"Days Remaining" shall mean the number of days from and including the Prepayment Settlement Date to and excluding the Coupon Payment Date falling immediately after the Prepayment Settlement Date.
"Prepayment Calculation Date" means the earlier of:
(i) the Business Day following the date upon which a Mandatory Prepayment Trigger occurs;

(ii) in the case of notice provided by the Calculation Agent in respect of a Calculation Agent Mandatory Prepayment Election, at the discretion of the Calculation Agent either (x) the date such notice is dispatched to the Holder or, if such day is not a Settlement Business Day, the immediately following Settlement Business Day or (y) the immediately following Settlement Business Day.

(iii) in the case of an Optional Prepayment election by the Holder, the date such notice is actually received by the Calculation Agent (if such notice arrives on a Business Day on or prior to the earlier of 10:00 a.m. New York time and 3:00 p.m. London time) or the next Settlement Business Day (if such notice arrives on any day that is not a Settlement Business Day or after the earlier of 10:00 a.m. New York time and 3:00 p.m. London time on a Settlement Business Day).
"Prepayment Settlement Date" means three (3) Settlement Business Days following the relevant Prepayment Calculation Date.

The Calculation Agent will, (i) provide written notice to the Trustee, on or prior to 10:30 a.m. (New York City time) on the second Business Day immediately preceding the Prepayment Settlement Date, of the payment to be delivered with respect to each Note and (ii) deliver such payment in cash to the Trustee for delivery to you on the Prepayment Settlement Date, upon delivery of your Notes to the Trustee.
Mandatory Prepayment:	A Mandatory Prepayment Event shall be deemed to have occurred on any Index Business Day prior to the Final Valuation Date:
(i) the Index Value has declined by 10% or more from the Initial Index Value at any time (a "Mandatory Prepayment Trigger"), or

(ii)(x) the Index Intraday Value has declined by 10% or more from the Initial Index Value and (y) the Calculation Agent at its discretion elects to require a Mandatory Prepayment (a "Calculation Agent Mandatory Prepayment Election").
"Index Intraday Value" means, at any time on any Index Business Day, the price of the Index, as appears on Reuters Page AIGCI1.

The Calculation Agent will provide written notice of the occurrence of a Mandatory Prepayment Event to the Trustee and to DTC at or prior to 10:30 a.m. (New York City time) on the Business Day immediately succeeding the date such Mandatory Prepayment Event occurs.
Optional Prepayment:
A holder of all the Notes will be entitled to require us to redeem all (but not a portion) of the Notes on the applicable Prepayment Settlement Date if by the earlier of 10:00 a.m. (New York time) and 3:00 p.m. (London time) on the Optional Prepayment Notice Date such holder has (i) completed and delivered to the Calculation Agent through its participant at The Depository Trust Company, which we refer to as DTC, of an Official Notice of Optional Prepayment Exercise (in the form of Annex A attached hereto), (ii) given telephonic notification to the Calculation Agent (confirmed by fax on such date to the Calculation Agent, who will notify us) and (iii) irrevocably instructed its broker or the participant through which it owns its interest in the Notes to transfer the entire book entry interest in the Notes to the Trustee on its behalf on or before the applicable Prepayment Settlement Date.
The holder of the Notes will not, however, be entitled to exercise the Optional Prepayment right if a Mandatory Prepayment Event has occurred on or prior to the Optional Prepayment Notice Date.

Optional Prepayment Notice Date:
Any Index Business Day falling prior to the Final Valuation Date on which the holder of all the Notes has duly exercised its Optional Prepayment right by completing and delivering to the Calculation Agent (with a copy to us and the Trustee) the Official Notice of Optional Prepayment Exercise, has made the telephonic and fax notifications to the Calculation Agent and irrevocably instructed its broker or DTC participant, in each case, at or prior to the earlier of 10:00 a.m. (New York City time) and 3:00 p.m. (London time), as described under "—Optional Prepayment" above.
Settlement Business Day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.
Form of Note:
Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC and its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry securities, please read "Description of the Notes—Forms of the Notes" in the accompanying prospectus supplement.
Trustee:	J.P. Morgan Trust Company, National Association or, on and after October 2, 2006, The Bank of New York Trust Company, N.A. and its successors.
Calculation Agent:	AIG Financial Products Corp.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Redemption Amount and interest on the principal amount of the Notes will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., ..876545 would be rounded to .87655), and all dollar amounts paid on the aggregate number of Notes related to payouts at maturity or upon earlier exchange of the Notes resulting from such calculations will be rounded to the nearest cent with one-half cent rounded upward.

Alternate Redemption Calculation in Case of an Event of Default:
In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable per Note upon any acceleration of the Notes (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in U.S. dollars equal to the Redemption Amount plus accrued and unpaid interest to but excluding the applicable redemption date, calculated as though the date of acceleration were the Final Valuation Date; provided that, if either (i) you have exercised the Optional Prepayment right or (ii) a Mandatory Prepayment Event has occurred, the amount declared due and payable upon any such acceleration will be the Amount determined by the Calculation Agent as of the applicable Prepayment Calculation Date.

If the maturity of the Notes is accelerated because of an Event of Default Acceleration as described above, we shall, or shall cause the calculation agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the aggregate amount of cash due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.
Tax Redemption:
We may redeem the Notes prior to maturity if, due to the imposition by Sweden or one of its taxing authorities of any tax, assessment or governmental charge subsequent to the date of the issuance of the Notes, we would become obligated to pay additional amounts. If such an imposition occurs, we may at our option redeem all, but not less than all, the Notes by giving notice specifying a redemption date at least 30 days, but not more than 60 days, after the date of the notice. In such event, the redemption price per Note will be determined by the Calculation Amount and will be equal to the Redemption Amount plus accrued and unpaid interest to but excluding the applicable redemption date, calculated as though the Final Valuation Date were the third Business Day prior to the early redemption date.

        NEITHER WE NOR AIG FINANCIAL SERVICES CORP. OR ANY OF ITS AFFILIATES (COLLECTIVELY "AIG") GUARANTEES THE QUALITY, ACCURACY OR THE COMPLETENESS OF THE DJ-AIGCISM, DJ-AIGCITRSM OR ANY DATA INCLUDED THEREIN. NEITHER WE NOR AIG MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM ANY USE OF THE DJ-AIGCISM, DJ-AIGCITRSM OR ANY DATA INCLUDED THEREIN. NEITHER WE NOR AIG MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJ-AIGCISM, DJ-AIGCITRSM AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL EITHER WE OR AIG HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

ADDITIONAL INFORMATION

Same-Day Funds Settlement and Payment

        The initial settlement for the Notes will be made in immediately available funds. All payments of the Redemption Amount and interest on the Notes will be made in immediately available funds.

        Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds. We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

License Agreement

        We, Dow Jones & Company, Inc. ("Dow Jones") and AIGFP have entered into a license agreement (the "License Agreement") granting us a non-transferable, non-exclusive license to use the DJ-AIGCISM in connection with the notes.

        The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, Inc. ("American International Group"), AIG Financial Products Corp. ("AIG-FP") or any of their subsidiaries or affiliates, except that the Agent for this offering is an affiliate of AIGFP and American International Group.

        Subject to the following sentence, none of Dow Jones, AIGFP, American International Group or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to any investor in the Notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the Notes particularly. As Agent in connection with the offer and sale of the Notes, AIG Financial Securities Corp., a subsidiary of AIGFP and American International Group, is subject to the provisions of Rule 2310 of the NASD regarding the suitability of recommendations to customers. The only relationships of Dow Jones, American International Group, AIGFP or any of their subsidiaries or affiliates to us are:

  •
  The licensing of certain trademarks, trade names and service marks and of the Index, which is determined, composed and calculated by Dow Jones in conjunction with AIGFP without regard to us or the Notes;

  •
  The Agent for this offering is an affiliate of AIGFP and American International Group, and has entered into an Agency Agreement with us relating to the distribution of these Notes, as described under "Plan of Distribution" in this Prospectus Supplement;

  •
  AIGFP, an affiliate of the Agent, has entered into an over-the-counter derivative transaction relating to these Notes.

        None of Dow Jones and AIGFP have any obligations to take the needs of any investor in the Notes into consideration in determining, composing or calculating the Index. None of Dow Jones, American International Group, AIGFP or any of their respective subsidiaries or affiliates

  •
  is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash (except that AIGFP will be calculation agent under the Notes); or

  •
  have any obligation or liability, including, without limitation, to investors in the Notes, in connection with the administration, marketing or trading of the Notes, except to the extent that the Agent decides to repurchase the Notes, which it is under no obligation to do.

        Notwithstanding the foregoing, AIGFP, American International Group and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Notes, but which may be similar to and competitive with the Notes. In addition, American International Group, AIGFP and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-AIG Commodity IndexSM, the Dow Jones-AIG Commodity Index Total ReturnSM and related indexes), as well as swaps, options and derivatives which are linked to the performance of commodities, commodity indexes and commodity futures. It is possible that this trading activity may affect the value of commodities, commodity indexes (including the Dow Jones-AIG Commodity IndexSM, the Dow Jones-AIG Commodity Index Total ReturnSMand related indexes, sub-indexes of such indexes, components thereof and products linked to such indexes, sub-indexes and components (including those entered into, issued and/or sponsored by AIGFP and its affiliates)) and the Notes.

        This Pricing Supplement relates only to Notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-AIG Commodity IndexSM components. Purchasers of the Notes should not conclude that the inclusion of a futures contract in the Dow Jones-AIG Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIGFP or any of their subsidiaries or affiliates. The information in this Pricing Supplement regarding the Dow Jones-AIG Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIGFP or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-AIG Commodity IndexSM components in connection with Notes. None of Dow Jones, American International Group, AIGFP or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-AIG Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

        NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGFP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGFP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY SEK, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOWN JONES-AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGFP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGFP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIGFP AND SEK, OTHER THAN AMERICAN INTERNATIONAL GROUP.

THE INDEX

        We have derived all information contained in this Pricing Supplement regarding the Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Dow Jones and AIGFP. The Index was designed by Dow Jones and AIG International Index (AIGI) and is calculated, maintained and published by Dow Jones, in conjunction with AIGFP. We make no representation or warranty as to the accuracy or completeness of such information.

Overview

        The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index. The value of the Index is computed on the basis of hypothetical investments in the basket of commodities that make up the Index.

        The Index was introduced in July 1998 to provide a unique, diversified and liquid benchmark for commodities as an asset class. The Index currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. The commodities included in the Index for 2006 are: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. Futures contracts on the Index are currently listed for trading on the Chicago Board of Trade ("CBOT").

        The Index is a proprietary index that Dow Jones and AIGI developed and that Dow Jones, in conjunction with AIGFP, calculates. The methodology for determining the composition and weighting of the Index and for calculating its value is subject to modification by Dow Jones and AIGFP at any time.

The Dow Jones-AIG Commodity Index Oversight Committee

        Dow Jones and AIGFP have established the Dow Jones-AIG Commodity Index Oversight Committee (the "Oversight Committee") to assist them in connection with the operation of the Index. The Oversight Committee includes prominent members of the financial, academic and legal communities and meets annually to consider any changes to be made to the Index for the coming year. The Oversight Committee may also meet at such other times as may be necessary.

        As described in more detail below, the Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Index are determined each year in June by AIGI. Following the Oversight Committee's annual meeting in June or July, the annual weightings are publicly announced in July.

Composition of the Index

  Commodities Available For Inclusion in the Index

        With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange ("LME"), each of the commodities with the potential for inclusion in the Index is the subject of a futures contract that trades on a U.S. exchange.

        The 23 potential commodities currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, live cattle, hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

        The 19 commodities underlying the Index selected for 2006 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.

  Designated Contracts for Each Commodity

        A futures contract known as a Designated Contract is selected for each commodity. With the exception of several LME contracts, where the Oversight Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Oversight Committee selects the futures contract that is traded in North America and denominated in dollars. If more than one such contract exists, the Oversight Committee selects the most actively traded contract. Data concerning this Designated Contract will be used to calculate the Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract. The Designated Contracts for the commodities included in the Index for 2006 are as follows:

Commodity	Designated Contract	Exchange	Target Weighting**
Aluminum	High Grade Primary Aluminum	LME	6.85%
Coffee	Coffee "C"	CSCE	2.93%
Copper*	High Grade Cooper	COMEX	5.88%
Corn	Corn	CBOT	5.87%
Cotton	Cotton	NYCE	3.16%
Crude Oil	Light, Sweet Crude Oil	NYMEX	12.78%
Gold	Gold	COMEX	6.22%
Heating Oil	Heating Oil	NYMEX	3.85%
Live Cattle	Live Cattle	CME	6.09%
Lean Hogs	Lean Hogs	CME	4.35%
Natural Gas	Henry Hub Natural Gas	NYMEX	12.32%
Nickel	Primary Nickel	LME	2.66%
Silver	Silver	COMEX	2.00%
Soybeans	Soybeans	CBOT	7.77%
Soybean Oil	Soybean Oil	CBOT	2.77%
Sugar	World Sugar No. 11	CSCE	2.97%
Unleaded Gasoline	Reformulated Gasoline Blendstock for Oxygen Blending	NYMEX	4.05%
Wheat	Wheat	CBOT	4.77%
Zinc	Special High Grade Zinc	LME	2.70%

*
The Index uses the High Grade Copper contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Index.

**
The column in the above table titled "Target Weighting" reflects the target weightings as of January 2006 of the 19 commodities currently included in the Index rounded to hundredths of a percent.

        The target weightings for the commodity futures in the Dow Jones-AIG Commodity IndexSM that will become effective in early January 2007 were announced by Dow Jones on July 28, 2006. The new target weights, which were determined and approved by the Dow Jones-AIG Commodity Index Oversight Committee in July 2006, are listed below.

Commodity	Weighting
Natural Gas	12.546191%
Crude Oil	12.723561%
Unleaded Gas (RBOB)	3.940958%
Heating Oil	3.789289%
Live Cattle	6.141286%
Lean Hogs	3.013524%
Wheat	4.715495%
Corn	5.627129%
Soybeans	7.747790%
Soybean Oil	2.845646%
Aluminum	6.803820%
Copper	6.187758%
Zinc	2.798069%
Nickel	2.715318%
Gold	6.825901%
Silver	2.288179%
Sugar	3.122271%
Cotton	3.146094%
Coffee	3.021718%

        In addition to the commodities set forth in the above table, lead, platinum and tin also are considered for inclusion in the Index.

        The composition of the Index is recalculated by AIGFP in June of each year, under the supervision of the Oversight Committee, taking in account the relative liquidity and production percentages for each commodity designated for potential inclusion in the Index.

        Effective with the July 2006 contract, the Reformulated Gasoline Blendstock for Oxygen Blending futures contract became the designated contract in the Index for unleaded gasoline, replacing the New York Harbor Unleaded Gasoline futures contract. Both contracts are traded on the NYMEX. No changes in Commodity Index Multipliers occured as a result.

  Commodity Groups

        For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the DJ-AIGCI are assigned to "Commodity Groups". The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group	Commodity
Energy:	Crude Oil Heating Oil Natural Gas Unleaded Gasoline
Precious Metals:	Gold Platinum Silver
Industrial Metals:	Aluminum Copper Lead Nickel Tin Zinc
Livestock:	Live Cattle Lean Hogs
Grains:	Corn Soybeans Wheat
Softs:	Cocoa Coffee Cotton Sugar
Vegetable Oil:	Soybean Oil

  Annual Reweightings and Rebalancings of the Index

        The Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Index are determined each year in June by AIGI under the supervision of the Oversight Committee, announced in July and implemented the following January.

  Determination of Relative Weightings

        The relative weightings of the component commodities included in the Index are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in Index, liquidity is measured by the Commodity Liquidity Percentage ("CLP") and production by the Commodity Production Percentage ("CPP"). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Index. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage ("CIP") for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Index (the "Index Commodities") and their respective percentage weights.

        The Index is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Index as of January of the applicable year:

  •
  No related group of commodities designated as a "Commodity Group" e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the Index.

  •
  No single commodity may constitute more than 15% of the Index.

  •
  No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Index.

  •
  No single commodity that is in the Index may constitute less than 2% of the Index.

        Following the annual reweighting and rebalancing of the Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

  Commodity Index Multipliers

        Following application of the diversification rules discussed above, CIPs are incorporated into the Index by calculating the new unit weights for each Index Commodity. Towards the beginning of each new calendar year (the "CIM Determination Date"), the CIPs, along with the settlement values on that date for Designated Contracts included in the Index, are used to determine a "Commodity Index Multiplier" or "CIM" for each Index Commodity. This CIM is used to achieve the percentage weightings of the Index Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

        The Index is calculated by Dow Jones, in conjunction with AIGFP, by applying the impact of the changes to the futures prices of commodities included in the Index (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Index is a mathematical process whereby the CIMs for the Index commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Index value to calculate the current Index value.

  The Index is a Rolling Index

        The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five Index Business Days each month according to a pre-determined schedule. This process is known as "rolling" a futures position. The Index is, therefore, a "rolling index".

  Index Calculation Disruption Events

        From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Index will be adjusted in the event that AIGI determines that any of the following index calculation disruption events exists:

  •
  the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Index on that day,

  •
  the settlement value of any futures contract used in the calculation of the Index reflects the maximum permitted price change from the previous day's settlement value,

  •
  the failure of an exchange to publish official settlement values for any futures contract used in the calculation of the Index, or

  •
  with respect to any futures contract used in the calculation of the Index that trades on the LME, a business day on which the LME is not open for trading.

Discontinuance of the Index; Alteration of Method of Calculation

        If, (i) following the Original Issue Date, Dow Jones ceases to publish the Index and neither AIGI nor any other entity undertakes to publish a commodity index using the same methods of computation and the same composition of futures contracts as in effect immediately prior to such cessation, then the Index Value will be calculated by the Calculation Agent in accordance with the formula used to calculate the Index and composition of the futures contracts of the Index on the last day on which the Index was published (the "Successor Index"); or (ii) Dow Jones changes its method of calculating the Index in any material respect, the Calculation Agent may make adjustments necessary in order to arrive at a calculation of value comparable to the Index as if such changes or modifications had not been made and calculate any Index Value in accordance with such adjustments.

Historical Information

        The following table sets forth the high and low index values, as well as end-of-quarter index values, of the Index for each quarter in the period from January 1, 2001 through September 27, 2006, as published by Dow Jones for such periods. We obtained the information in the table below from Dow Jones, without independent verification. The historical values of the Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the Index on any future date, including the Final Valuation Date. The level of the Index may decrease so that you will receive a payment at maturity that is substantially less than the principal amount of the Notes. We cannot give you any assurance that the level of the Index will increase so that at maturity you will receive a payment in excess of the principal amount of the Notes. Because your return is linked to the change in the Index Value during the term of the Notes and at maturity, there is no fixed amount of principal payable upon redemption of the Notes.

        To the extent that the Index Value on the Final Valuation Date or any date on which the Final Index Value is to be determined pursuant to a prepayment provision, is less than, or not sufficiently above, the Initial Index Value, and the shortfall is not offset by the interest you receive, you will lose money on your investment.

Dow Jones—AIG Commodity Index Total ReturnSM

        While the following historical performance table is based on the selection criteria and methodology described in this Pricing Supplement, the Index was not actually calculated and published prior to July 1998. Accordingly, the following table illustrates:

  (i)
  on a hypothetical basis, how the Index would have performed from December 31, 1991 to December 31, 1997 based on the selection criteria and methodology described above; and

  (ii)
  on an actual basis, how the Index has performed from December 31, 1998 onwards.

December 31, 1991	94.245
December 31, 1992	97.736
December 31, 1993	96.694
December 30, 1994	112.755
December 29, 1995	129.908
December 31, 1996	160.001
December 31, 1997	154.579
December 31, 1998	112.796
December 31, 1999	140.257
December 29, 2000	184.917
December 31, 2001	148.843
December 31, 2002	187.401
December 31, 2003	232.249
December 31, 2004	253.495
December 30, 2005	307.650
September 27, 2006	295.600
Source: Dow Jones

        The Index Value on September 27, 2006 was 295.600.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax considerations that may be relevant to a beneficial owner of a note who purchases the note at original issuance at the issue price, who holds the note as a capital asset, and who is a U.S. domestic corporation or other entity that generally is subject to U.S. federal income tax on a net income basis and uses an accrual method of tax accounting (a "U.S. holder"). This summary is based upon the United States Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions, and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this offering memorandum may affect the tax consequences described in this offering memorandum, possibly with retroactive effect. This summary does not address special tax considerations applicable to holders that may be subject to special tax rules, such as mutual funds, dealers or traders in securities, financial institutions, tax-exempt entities, holders that hold the notes as a part of a hedging, straddle, conversion or other integrated transaction, or U.S. holders whose functional currency is not the United States dollar.

        The discussion set out below is intended only as a summary of certain United States federal income tax consequences of an investment in the notes. Prospective investors are urged to consult their tax advisors as to the tax consequences of an investment in the notes, including the application to their particular situations of the tax considerations discussed below, as well as the application of state, local or foreign tax laws.

        No statutory, administrative or judicial authority directly addresses the treatment of the notes for U.S. federal income tax purposes. The characterization of the notes for such purposes therefore is uncertain. Prospective investors should consult their tax advisors regarding the characterization of the notes. In general, however, U.S. holders should expect to accrue ordinary income on the notes during each quarterly reset period based on the stated coupon rate for the period, compounded on a quarterly basis. A U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, retirement or other taxable disposition of the notes (less any accrued income on the notes) and the amount that the holder paid for the notes. Any such gain or loss generally will be treated as short-term capital gain or loss or possibly as ordinary income.

PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in an Agency Agreement dated January 30, 2006, and a Terms Agreement dated as of September 29, 2006, (the "Agreements"), we have agreed to sell to AIG Financial Securities Corp. (the "Agent"), and the Agent has agreed to purchase, all of the notes offered hereby at 100% of the Aggregate Principal Amount.

        Under the terms and conditions of the Agreements, the Agent is committed to take and pay for all of the notes, if any are taken.

        The notes are a new issue of securities with no established trading market. AIG Financial Securities Corp. may, but is not obliged to, repurchase Notes under normal market conditions prior to the Final Valuation Date. We cannot give any assurance to the liquidity of the trading market for the notes.

        We have agreed to indemnify the Agent against, or to make contributions relating to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        From time to time, the Agent and its affiliates have, and in the future may, engage in transactions with and perform services for us for which they have been, and may be, paid customary fees. In particular, an affiliate of the Agent is the writer of a hedge of our obligation under the notes.

        The initial sale of the notes in this offering entails a shorter settlement period then is customary for similar debt securities. The Agent expects to deliver the notes against payment on October 6, 2006.

        The notes will not be listed on any securities exchange, and there may not be a secondary market for the notes. The Agent reserves the right to withdraw, cancel or modify any offer and to reject orders in whole or in part.

ANNEX A

OFFICIAL NOTICE OF OPTIONAL PREPAYMENT EXERCISE

	Dated:	[On or after the original issue date of the Notes and prior to 10:00 a.m., New York time, on the Final Valuation Date]
AB Svensk Exportkredit Våstra Tradgårdsgaton 11B 10327 Stockholm, Sweden Fax No.: +46-8-613-411-4813	AIG Financial Products Corp., as Calculation Agent 50 Danbury Road Wilton, CT 06892-4444 Fax No.: (203) 222-4780
The Bank of New York Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association) 227 W. Monroe, 26th Floor Chicago, Illinois 60606 Fax No.: (312) 267-5202	Attn: Matthew Schwab/Ernesto Cartiero

        Ladies and Gentlemen:

        The undersigned, holder of all the outstanding Dow Jones—AIG Commodity Index Total ReturnSM Linked Notes due November 2007 of AB Svensk Exportkredit ("SEK") (CUSIP No. 00254EBR2) (the "Notes") hereby irrevocably elects to exercise, with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after the earlier of 10:00 a.m. (New York time) or 3:00 p.m. (London time) on any Index Business Day or on any day that is not a Index Business Day, as of the next Index Business Day), provided that such day is after the original issue date of the Notes and is not later than the earlier of (i) 10:00 a.m. (New York time) on the Final Valuation Date and (ii) 10:00 a.m. (New York time) on the Index Business Day prior to the occurrence of a Mandatory Redemption Date, the Optional Prepayment as described in Pricing Supplement No. 20 dated September 29, 2006 (the "Pricing Supplement") to the Prospectus and Prospectus Supplement, each dated January 30, 2006, of SEK. Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

        Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon SEK will deliver cash on the Settlement Date, in accordance with the terms of the Notes, as described in the Pricing Supplement.

        The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Notes), (ii) that such principal amount comprises all the Notes outstanding and (iii) it will cause such principal amount of Notes to be transferred to the Trustee on or before the Settlement Date.

Very truly yours,
[Name of Holder]
By:
[Title]
[Fax No.]
$

Principal Amount of Notes surrendered for redemption

Receipt of the above Official
Notice of Optional Redemption Exercise is hereby acknowledged

AB SVENSK EXPORTKREDIT, as Issuer AIG Financial Products Corp., as Calculation Agent
By AIG Financial Products Corp., as Calculation Agent
By:
Title:
Date and time of acknowledgment

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 30, 2006)

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)
(incorporated in Sweden with limited liability)

Medium-Term Notes, Series D
Due Nine Months or More from Date of Issue

        We may offer an unlimited principal amount of notes. The following terms may apply to the notes, which we may sell from time to time. We may vary these terms and will provide the final terms for each offering of notes in a pricing supplement. If the information in a pricing supplement differs from the information contained in this prospectus supplement or the prospectus, you should rely on the information contained in the relevant pricing supplement.

  •
  Fixed or floating interest rate. The floating interest rate formula may be based on:

  •
  LIBOR

  •
  Commercial Paper Rate

  •
  Treasury Rate

  •
  CD Rate

  •
  Federal Funds Rate

  •
  Any other rate specified in the relevant pricing supplement

  •
  We may sell the notes as indexed notes or discount notes

  •
  The notes may be subject to redemption at our option or repurchase at our option

  •
  The notes will be in registered form and may be in book-entry or certificated form

  •
  The notes will be denominated in U.S. dollars or other currencies

  •
  U.S. dollar-denominated notes will be issued in denominations of U.S.$1,000 and integral multiples of U.S.$1,000

  •
  The notes will not be listed on any securities exchange, unless otherwise indicated in the applicable pricing supplement

  •
  We will make interest payments on the notes without deducting withholding or similar taxes imposed by Sweden

        See "Risks Associated With Foreign Currency Notes and Indexed Notes" beginning on page S-7 to read about certain risks associated with foreign currency notes and indexed notes which you should consider before investing in the notes.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities	Goldman, Sachs & Co.
Lehman Brothers
Merrill Lynch & Co.	Morgan Stanley

This prospectus supplement is dated January 30, 2006.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement supplements the accompanying prospectus dated January 30, 2006 relating to our debt securities. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. We and the agents are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

SUMMARY DESCRIPTION OF THE NOTES

        This summary highlights information contained elsewhere in this prospectus supplement and in the prospectus. It does not contain all the information that you should consider before investing in the notes. You should carefully read the pricing supplement relating to the terms and conditions of a particular issue of notes along with this entire prospectus supplement and the prospectus.

Swedish Export Credit Corporation

        We, Swedish Export Credit Corporation (or SEK), are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

        Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden and our telephone number is (+46) 8-613-8300.

The Notes

Issuer:	Swedish Export Credit Corporation
Agents:	Deutsche Bank Securities Inc. Goldman, Sachs & Co. Lehman Brothers Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. Incorporated
Trustee:	JP Morgan Trust Company, National Association
Paying Agent:	JP Morgan Trust Company, National Association, unless otherwise specified in the applicable pricing supplement
Amount:	We may offer an unlimited amount of notes.
Issue Price:	We may issue the notes at par, or at a premium over, or discount to, par and either on a fully paid or partly paid basis.
Maturities:	The notes will mature at least nine months from their date of issue.
Fixed Rate Notes:	Fixed rate notes will bear interest at a fixed rate.
Floating Rate Notes:	Floating rate notes will bear interest at a rate determined periodically by reference to one or more interest rate bases plus a spread or multiplied by a spread multiplier.
Indexed Notes:	Payments of principal or interest on indexed notes will be calculated by reference to a specific measure or index.
Discount Notes:	Discount notes are notes that are offered or sold at a price less than their principal amount and called discount notes in the applicable pricing supplement. They may or may not bear interest.

Redemption and Repayment:
If the notes are redeemable at our option (other than on the occurrence of the tax events described under "Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment" in the accompanying prospectus) or repayable at the option of the holder before maturity, the pricing supplement will specify:
• the initial redemption date on or after which we may redeem the notes or the repayment date or dates on which the holders may elect repayment of the notes;
• the redemption or repayment price or how this will be calculated; and
• the required prior notice to the holders or to us.
Status:
The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.
Taxes:
Subject to certain exceptions, we will make all payments on the notes without withholding or deducting any taxes imposed by Sweden. For further information, see "Description of the Notes—Additional Amounts."
Further Issues:
We may from time to time, without the consent of existing holders, create and issue notes having the same terms and conditions as any other outstanding notes offered pursuant to a pricing supplement in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes.
Listing:
We have not applied to list the notes on any securities exchange. However, we may apply to list any particular issue of notes on a securities exchange, as provided in the applicable pricing supplement. We are under no obligation to list any issued notes and may in fact not do so.
Stabilization:
In connection with issues of notes, a stabilizing manager or any person acting for the stabilizing manager may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation of the stabilizing manager or any agent of the stabilizing manager to do this. Any such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

Governing Law:
The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.
Purchase Currency:
You must pay for notes by wire transfer in the specified currency. You may ask an agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for the notes. You must make this request on or before the fifth business day preceding the issue date, or by a later date if the agent allows. The agent will set the terms for each conversion and you will be responsible for all currency exchange costs.
Certain Risk Factors:	For information about risks associated with foreign currency notes and indexed notes, see "Risks Associated with Foreign Currency Notes and Indexed Notes" beginning on page S-7.

RISKS ASSOCIATED WITH FOREIGN CURRENCY
NOTES AND INDEXED NOTES

        An investment in a foreign currency note or an indexed note entails significant risks that are not associated with an investment in a non-indexed note denominated in U.S. dollars. This section describes certain risks associated with investing in such notes. The applicable pricing supplement may describe additional risks. You should consult your financial and legal advisors about the risks of investing in the notes and the suitability of your investment in light of your particular situation. We disclaim any responsibility for advising you on these matters.

        Fluctuations in currency exchange rates and the imposition of exchange controls could cause the U.S. dollar equivalent of any interest payments and/or principal payable at maturity of a foreign currency note or a currency indexed note to be lower than the U.S. dollar equivalent amount you paid to purchase the note.

        In general, the currency markets can be extremely volatile. Significant changes in the rate of exchange between the U.S. dollar and the specified currency for a foreign currency note (or, in the case of a currency indexed note, the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note) during the term of any foreign currency note or currency indexed note may significantly reduce the U.S. dollar equivalent value of any interest payable in respect of such note and, consequently, the U.S. dollar equivalent rate of return on the U.S. dollar equivalent amount you paid to purchase such note. Moreover, if at maturity the specified currency for such note has depreciated against the U.S. dollar (or, in the case of a currency indexed note, if significant changes have occurred in the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note), the U.S. dollar equivalent value of the principal amount payable in respect of such note may be significantly less than the U.S. dollar equivalent amount you paid to purchase such note.

        In certain circumstances such changes could result in a net loss to you on a U.S. dollar equivalent basis. If any currency indexed note is indexed to an indexed currency on a greater than one to one basis, the note will be leveraged and the percentage of the potential loss (or gain) to the investor as a result of the changes in exchange rates between currencies discussed above may be greater than the actual percentage of the change in the rate of exchange between the U.S. dollar and the currency or currencies in which the note is denominated or to which it is indexed.

        Currency exchange rates are determined by, among other factors:

  •
  changing supply and demand for a particular currency;

  •
  trade, fiscal, monetary, foreign investment and exchange control programs and policies of governments;

  •
  U.S. and foreign political and economic events and policies;

  •
  restrictions on U.S. and foreign exchanges or markets;

  •
  changes in balances of payments and trade;

  •
  U.S. and foreign rates of inflation;

  •
  U.S. and foreign interest rates; and

  •
  currency devaluations and revaluations.

        In addition, governments and central banks from time to time intervene, directly and by regulation, in the currency markets to influence prices and may, from time to time, impose or modify foreign exchange controls for a specified currency or indexed currency. Changes in exchange controls could affect exchange rates for a particular currency as well as the availability of a specified currency for making payments in respect of notes denominated in that currency.

        We have no control over the factors that affect rates of exchange between currencies. In recent years, rates of exchange have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note.

        The information set forth above is directed to prospective purchasers of foreign currency notes and currency indexed notes that are residents of the United States. If you are a resident of a country other than the United States, you should consult your own financial and legal advisors with respect to any matters that may affect your purchase or holding of, or receipt of payments of any principal, premium or interest in respect of, foreign currency notes or currency indexed notes.

        THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. AS A RESULT, YOU SHOULD ALSO CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, POSED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

        The pricing supplement relating to any foreign currency notes or currency indexed notes will contain information concerning historical exchange rates for the relevant specified currency or indexed currency against the U.S. dollar and a brief description of such currency and any exchange controls then in effect with respect to such currency.

        If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.

        Exchange controls may restrict or prohibit us from making payments of any principal, premium or interest in respect of any note in any currency or composite currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular note, the currency in which amounts then due in respect of such note are payable would not be available to us. In that event, we will make such payments in the manner set forth under "Description of the Notes—Payment of Principal and Interest".

        If we are required to make payment in respect of a note in a specified currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then we will make all payments in respect of such note in U.S. dollars until such currency is again available or so used. Any amounts payable in such currency on any date will be converted by the exchange rate agent (which may be us, the trustee or a bank or financial institution we select) into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.

  You may not be able to secure a foreign currency judgment in the United States.

        The notes generally will be governed by, and construed in accordance with, the law of the New York. See "Description of Debt Securities—Governing Law" in the accompanying prospectus. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

        An investment in indexed notes entails significant risks not associated with a similar investment in fixed or floating rate debt securities.

        An investment in notes that are indexed, as to principal, premium, if any, and/or interest, to one or more currencies or composite currencies, including exchange rates and swap indices between currencies or composite currencies, commodities, commodity indices or baskets securities, or securities baskets or indices, interest rates or other indices or measures, either directly or inversely, entails significant risks that are not associated with investments in a conventional fixed rate or floating rate debt security.

        These risks include the possibility that an index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed or floating rate debt security issued by us at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that you, as the investor, could lose all or a substantial portion of principal and/or premium, if any, payable on the maturity date. These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

        Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of certain indices have been highly volatile; such volatility in the past is not necessarily indicative, however, of fluctuations that may occur in the future.

        Any optional redemption feature of any notes might affect their market value. Since we may be expected to redeem notes when prevailing interest rates are relatively low, an investor generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the then-current interest rate on the notes.

        The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable index or indices, including the complexity and volatility of the index or indices, the method of calculating the principal, premium, if any, and/or interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed notes.

        In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield. You should not purchase such notes unless you understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

        Finally, our credit ratings may not reflect the potential impact of the various risks that could affect the market value of the notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

        The pricing supplement relating to any note indexed to a commodity, commodity index, stock or stock index will contain information concerning the historical prices of the commodity or stock or the historical levels of the commodity or stock index underlying such note.

CURRENCY EXCHANGE INFORMATION

        If you purchase any notes, you must pay for them by wire transfer in the currency we specify. If you are a prospective purchaser of foreign currency notes (that is, notes for which the currency we specify is other than U.S. dollars), you may ask the agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for such foreign currency notes. You must make this request on or before the fifth business day preceding the issue date for such notes, or by a later date if the agent allows. The agent will perform each conversion on such terms and subject to such conditions, limitations and charges as such agent may from time to time establish in accordance with its regular foreign exchange practices. You will be responsible for any resulting currency exchange costs.

DESCRIPTION OF THE NOTES

        The following description supplements the information contained in "Description of Debt Securities" in the prospectus. If the information in this prospectus supplement differs from the prospectus, you should rely on the information in this prospectus supplement. Because the information provided in a pricing supplement may differ from that contained in this prospectus supplement, you should rely on the pricing supplement for the final description of a particular issue of notes. The following description will apply to a particular issue of notes only to the extent that it is not inconsistent with the description provided in the applicable pricing supplement.

        We will issue the notes under an indenture, dated as of August 15, 1991, between us and the predecessor in interest to JP Morgan Trust Company, National Association, as successor trustee, as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated as of January 30, 2006 (together, the "supplemental indentures"). Except where otherwise indicated or clear from the context, all references to the "indenture" are to the indenture as supplemented by the supplemental indentures. The information contained in this section and in the prospectus summarizes some of the terms of the notes and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, each of the supplemental indentures and the forms of the notes before making your investment decision. We have filed copies of these documents with the Securities and Exchange Commission (the SEC) and we have filed or will file copies of these documents at the offices of the trustee and the other paying agents, if any.

General Terms of the Notes

        The following are summaries of the material provisions of the indenture and the notes.

  •
  The notes will constitute a single series of debt securities with an unlimited aggregate principal amount we will issue pursuant to the indenture. We have more fully described the indenture in the accompanying prospectus.

  •
  We are offering the notes on a continuous basis through the agents identified on the cover page of this prospectus supplement.

  •
  The notes will mature at least nine months from their issue dates.

  •
  The notes may be subject to redemption prior to their maturity dates, as described under "—Redemption and Repurchase".

  •
  The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.

  •
  We will issue the notes in fully registered form only, without coupons.

  •
  Unless otherwise specified, we will issue the notes in authorized denominations of U.S.$ 1,000 and integral multiples thereof (in the case of notes denominated in U.S. dollars). We will set forth the authorized denominations of foreign currency notes in the applicable pricing supplement;

  •
  We expect to issue the notes initially in book-entry form, represented by a single global master note. Thereafter, the notes may be issued either in book entry form (represented by such master global note or one or more other global notes) or in certificated form. Except as we describe in the accompanying prospectus under the heading "—Description of Debt Securities—Global Securities," we will not issue book-entry notes in exchange for certificated notes. See "—Form of the Notes—Book-Entry Notes" below. You may present certificated notes for registration of transfer or exchange at the office of the trustee (currently located at 153 West 51st Street, New York, NY 10019), or at such other office or agency of the trustee as we may designate for such purpose in the Borough of Manhattan, The City of New York.

        The pricing supplement relating to a note will describe the following terms:

  •
  the principal or face amount of such note;

  •
  the currency we have specified for the note (and, if such specified currency is other than U.S. dollars, certain other terms relating to the note and the specified currency, including the authorized denominations of the note);

  •
  the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue the note;

  •
  the date on which we will issue the note;

  •
  the maturity date for the note;

  •
  if the note is a fixed rate note, the rate per annum at which the note will bear interest;

  •
  if the note is a floating rate note, the initial interest rate, the formula or formulas by which interest on the note will be calculated thereafter, the dates on which we will pay interest and any other terms relating to the particular method and times for calculating the interest rate for such note;

  •
  if the note is an indexed note, a description of the applicable index and the manner of determining the indexed principal amount and/or the indexed interest amount thereof (all as defined in the accompanying prospectus), together with other material information relevant to holders of such note;

  •
  if the note is a discount note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity of such note;

  •
  whether such note may be redeemed prior to its maturity date (other than as a result of a change in Swedish taxation as described under "—Redemption and Repurchase") and, if so, the provisions relating to redemption, including, in the case of a discount note or an indexed note, the information necessary to determine the amount due upon redemption;

  •
  whether the note will be issued initially as a book-entry note or a certificated note; and

  •
  any other material terms of the note.

Business Days

        In this prospectus supplement, the term "business day" with respect to any note means any day, other than a Saturday or Sunday, that is a day on which:

          (1)   commercial banks are generally open for business in The City of New York; and

          (2)   (a) if such note is a foreign currency note and the specified currency in which such note is denominated is the euro, the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system is open for business; and (b) if such note is a foreign currency note and the specified currency in which the note is denominated is other than the euro, commercial banks are generally open for business in the financial center of the country issuing such currency;

        and

          (3)   if the note is an indexed note, commercial banks are generally open for business in such other place or places as may be set forth in the applicable pricing supplement; and

          (4)   if the interest rate formula for the note is LIBOR, a London banking day. The term "London banking day" with respect to any note means any day on which dealings in deposits in the specified currency for such note are transacted in the London interbank market.

Discount Notes

        Any of the notes we issue may be "discount notes". A discount note is:

    (A)
    a note, including any note having an interest rate of zero, that has a stated redemption price at maturity that exceeds its issue price by at least 0.25% of its principal or face amount, multiplied by the number of full years from the issue date to the maturity date for such note; and

    (B)
    any other note that we designate as issued with original issue discount for United States federal income tax purposes.

Form of the Notes

        The Depository Trust Company, or DTC, is under no obligation to perform or continue to perform the procedures described below, and it may modify or discontinue them at any time. Neither we nor the trustee will be responsible for DTC's performance of its obligations under its rules and procedures. Additionally, neither we nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

        We expect to issue the notes initially in the form of a single master global note in fully registered form, without coupons. The master global note will initially be registered in the name of a nominee (Cede & Co.) of DTC, as depositary. Except as set forth in the accompanying prospectus under "Book-Entry Procedures and Settlement," the notes will not be issuable as certificated notes. For more information, see "—Book-Entry Notes" below.

        Registered Notes.    Registered notes are payable to the order of and registered in the name of a particular person or entity. In the case of book-entry registered notes, the global security is registered in the name of a nominee of the applicable clearing system, and this nominee is considered the sole legal owner or holder of the notes for purposes of the indenture. Beneficial interests in a registered note and transfers of those interests are recorded by the security registrar.

        Book-Entry Notes.    All book-entry notes with the same issue date and terms will be represented by one or more global securities (which may be the master global note) deposited with, or on behalf of, DTC, and registered in the name of DTC or its nominee (Cede & Co.). DTC acts as a depositary for, and holds the global securities on behalf of, certain financial institutions, called "participants". These participants, or other financial institutions acting through them called "indirect participants", will represent your beneficial interests in the global securities. They will record the ownership and transfer of your beneficial interests through computerized book-entry accounts, eliminating the need for physical movement of the notes. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described below, will not otherwise be issued as certificated notes.

        If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in "street name".

        When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because our legal obligations and those of the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee. For example, once we and the trustee make a payment to the registered holder of a global security, neither we nor the trustee will be liable for the payment to you, even if you do not receive it. In practice, the clearing system will pass along any payments or notices it receives from us to its participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of the global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing system will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any of our or the trustee's legal obligations.

        As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

    •
    you will not be entitled to (1) receive physical delivery of the securities in certificated form or (2) have any of the securities registered in your name, except under the circumstances described below under "—Certificated Notes";

    •
    you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

    •
    you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

        Outside the United States, if you are a participant in either of Clearstream Banking, société anonyme (referred to as Clearstream Luxembourg) or Euroclear Bank, S.A./N.V. or its successor, as operator of the Euroclear System (referred to as Euroclear) you may elect to hold interests in global securities through such systems. Alternatively, you may elect to hold interests indirectly through organizations that are participants of such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers' security accounts in the names of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the names of their respective depositaries, which we refer to as the U.S. depositaries, on the books of the DTC.

        As long as the notes are represented by global securities, we will pay principal of and interest on such notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date.

        DTC, Clearstream Luxembourg and Euroclear, respectively, advise as follows:

  •
  As to DTC: DTC advises us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds issues of U.S. and non-U.S. equity, corporate and municipal debt securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  •
  As to Clearstream Luxembourg: Clearstream Luxembourg has advised us that it was incorporated as a professional depositary under Luxembourg law. Clearstream Luxembourg is owned by Deutsche Börse AG.

    Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.

    Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by or on behalf of Clearstream Luxembourg.

    As a registered bank in Luxembourg, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the notes. Other institutions that maintain a custodial relationship with a Clearstream Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream Luxembourg is an indirect participant in DTC.

    Distributions with respect to the notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

  •
  As to Euroclear: Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (which we refer to as the Euroclear Operator), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.

    The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. On the other hand, Euroclear Clearance Systems S.C. establishes policy for

    Euroclear on behalf of Euroclear Participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the "Terms and Conditions Governing Use of Euroclear" and the related "Operating Procedures" of the Euroclear System, and applicable Belgian law (we refer to these collectively as the Euroclear Terms and Conditions). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

    All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

    Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by or on behalf of Euroclear.

        Certificated Notes.    We will issue debt securities in fully registered certificated form in exchange for book-entry securities represented by a global security only under the circumstances described in the prospectus under "Description of Debt Securities—Global Securities". If we do so, you will be entitled to have registered in your name, and have physically delivered to you, debt securities in certificated form equal to the amount of book-entry securities you beneficially own. If we issue certificated debt securities, they will have the same terms and authorized denominations as the global security.

Global Clearance and Settlement Procedures

        You will be required to make your initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with applicable rules and operating procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected within DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream Luxembourg participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

        All information in this document on DTC, Clearstream Luxembourg and Euroclear is derived from DTC, Clearstream Luxembourg or Euroclear, as the case maybe, and reflects the policies of these organizations; these policies are subject to change without notice, or the indexed principal amount and/or indexed or indexed notes interest amount.

Paying Agents, Transfer Agents, Exchange Rate Agent and Calculation Agent

        Until the notes are paid, we will maintain a paying agent and transfer agent in The City of New York. We have initially appointed the trustee to serve as our paying agent and transfer agent.

        We will appoint an exchange rate agent to determine the exchange rate for converting payments on notes denominated in a currency other than U.S. dollars into U.S. dollars, where applicable. We have initially appointed the trustee to serve as our exchange rate agent. In addition, as long as any floating rate notes or indexed notes are outstanding, we will maintain a calculation agent for calculating the interest rate and interest payments, or indexed principal amount and/or indexed interest amount on the notes. We have initially appointed the trustee to serve as our calculation agent.

Payment of Principal and Interest

General

        We will pay interest on registered notes (a) to the persons in whose names the notes are registered at the close of business on the record date or (b) if we are paying interest at maturity, redemption or repurchase, we will make this payment to the person to whom principal is payable. The regular record date for registered notes is the date 15 calendar days before the applicable interest payment date, whether or not a business day. If we issue notes between a record date and an interest payment date, we will pay the interest that accrues during this period on the next following interest payment date to the persons in whose names the notes are registered on the record date for that following interest payment date.

Book-Entry Notes

        We will, through our paying agent, make payments of principal, premium, if any, and interest on book-entry notes by wire transfer to the clearing system or the clearing system's nominee as the registered owner of the notes, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of the clearing system and its participants. Neither we nor the paying agent will have any responsibility or liability for any of the records of, or payments made by, the clearing system or the clearing system's nominee or common depositary.

Registered Certificated Notes

        If we issue registered certificated notes, we will make payments of principal, premium, if any, and interest to you, as a holder, by wire transfer if:

  •
  you own at least U.S.$ 10,000,000 aggregate principal amount or its equivalent of notes; and

  •
  not less than 15 calendar days before the payment date, you notify the paying agent of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions.

        If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the security register mailed on the applicable record date.

Payment Currency

        We will pay any principal, premium or interest in respect of a note in the currency we have specified for such note. In the case of a foreign currency note, the exchange rate agent will arrange to convert all payments in respect of such note into U.S. dollars in the manner described in the next paragraph. However, if U.S. dollars are not available for making payments due to the imposition of exchange controls or other circumstances beyond our control, then the holder of such note will receive payments in such specified currency until U.S. dollars are again available for making such payments. Notwithstanding the foregoing, the holder of a foreign currency note may (if we so indicate in the applicable pricing supplement and note) elect to receive all payments in respect of such note in the specified currency for such note by delivery of a written notice to the trustee not later than 15 calendar days prior to the applicable payment date. The holder's election generally will remain in effect until revoked by written notice to the trustee received not later than 15 calendar days prior to the applicable payment date. The holder's election may not be effective under certain circumstances as described below under "Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations."

        In the case of a foreign currency note, the exchange rate agent will determine the amount of any U.S. dollar payment in respect of such note based on the following exchange rate: the highest firm bid quotation expressed in U.S. dollars, for the foreign or composite currency in which such note is denominated, received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency for such note payable on such payment date in respect of all notes denominated in such specified currency. If no such bid quotations are available, we will make such payments in such specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond our control, in which case we will make such payments as described above under "Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations".

        All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments. Any of the foreign exchange dealers submitting quotes to the exchange rate agent which may be one of the agents soliciting orders for the notes or an affiliate of such an agent. All determinations that the exchange rate agent makes, after being confirmed by us, will be binding unless they are clearly wrong.

        If the principal of any discount note is declared to be due and payable immediately due to the occurrence of an event of default, the amount of principal due and payable with respect to such note shall be the issue price of such note plus the amount of original issue discount amortized from the issue date of such note to the date of declaration. Such amortization shall be calculated using the "interest method" (computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration).

Interest Rates

General

        The interest rate on the notes will not be higher than the maximum rate permitted by New York law, currently 25% per year on a simple interest basis. This limit may not apply to notes in which U.S.$ 2,500,000 or more has been invested. Interest payments on the notes will generally include interest accrued from and including the issue date or the last interest payment date to but excluding the following interest payment date or the date of maturity, redemption or repurchase. Each of these periods is called an interest period.

        The relevant pricing supplement will specify the day count fraction applicable to the calculation of payments due on the notes:

  •
  if "1/1" is specified, the relevant payment will be calculated on the basis of 1;

  •
  if "actual/365", "act/365", "A/365", "actual/actual" or "act/act" is specified, the relevant payment will be calculated on the basis of the actual number of days in the period in respect of which payment is being made divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (i) the actual number of days in that portion of the period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365);

  •
  if "actual/365 (fixed)", "act/365 (fixed)", "A/365 (fixed)" or "A/365F" is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 365;

  •
  if "actual/360", "act/360" or "A/360" is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 360;

  •
  if "30/360", "360/360" or "bond basis" is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number of days to the calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the calculation period is the 31st day of a month but the first day of the calculation period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the calculation period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

  •
  if "30E/360" or "eurobond basis" is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number or days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the calculation period unless, in the case of the final calculation period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

        Unless otherwise specified in the relevant pricing supplement, interest on fixed rate notes will be calculated on a 30/360 basis.

        The relevant pricing supplement will also specify the relevant business day convention applicable to the calculation of payments due on the notes. The term "business day convention" means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a business day. The following terms, when used in conjunction with the term "business day convention" and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a business day so that:

  •
  if "following" is specified, that date will be the first following day that is a business day;

  •
  if "modified following" or "modified" is specified, that date will be the first following day that is a business day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a business day; and

  •
  if "preceding" is specified, that date will be the first preceding day that is a business day.

Fixed Rate Notes

        Unless otherwise specified in the applicable pricing supplement, each fixed rate note will bear interest from its issue date at the rate per annum (which may be zero) stated on the face of the note until the principal amount of the note is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, we will pay interest on each fixed rate note semiannually in arrears on each March 15 and September 15 and at maturity. Each payment of interest on a fixed rate note in respect of an interest payment date shall include interest accrued through the day before such interest payment date.

        If we are required to make a payment required in respect of a fixed rate note on a date that is not a business day for such note, we need not make the payment on such date, but may make it on the first succeeding business day with the same force and effect as if we had made it on such date, and no additional interest shall accrue as a result of such delayed payment.

Floating Rate Notes

        Each floating rate note will bear interest during each interest reset period (as defined below) based on the interest rate formula for such note. The pricing supplement for a floating rate note may specify an interest rate for the first interest period. This formula is generally composed of the following:

  •
  a base interest rate with a specified maturity called the index maturity, e.g., three months, six months, etc.;

  •
  plus or minus a spread measured in basis points with one basis point equal to 1/100 of a percentage point; or

  •
  multiplied by a spread multiplier measured as a percentage.

        The applicable pricing supplement will specify the base rate, the index maturity and the spread or spread multiplier. The pricing supplement may also specify a maximum (ceiling) or minimum (floor) interest rate limitation. The calculation agent (which will initially be the trustee) will use the interest rate formula, taking into account any maximum or minimum interest rate, to determine the interest rate in effect for each interest period. All determinations made by the calculation agent will be binding unless they are clearly wrong.

        We may issue floating rate notes with the following base rates:

  •
  LIBOR;

  •
  Commercial Paper Rate;

  •
  Treasury Rate;

  •
  CD Rate;

  •
  Federal Funds Rate; or

  •
  any other rate specified in the relevant pricing supplement.

        The applicable pricing supplement will also specify the following with respect to each floating rate note:

  •
  the dates as of which the calculation agent will determine the interest rate for each interest period (referred to as the interest determination date);

  •
  the frequency with which the interest rate will be reset, i.e., daily, weekly, monthly, quarterly, semiannually or annually;

  •
  the dates on which the interest rate will be reset (referred to as the interest reset date), i.e., the first day of each new interest period, using the interest rate that the calculation agent determined on the interest determination date for that interest period;

  •
  the interest payment dates; and

  •
  if already determined, the initial interest rate in effect from and including the issue date to but excluding the first interest reset date.

        Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be reset will be as follows:

  •
  in the case of notes that reset daily, each business day;

  •
  in the case of notes, other than those whose base rate is the Treasury Rate, that reset weekly, the Wednesday of each week;

  •
  in the case of notes whose base rate is the Treasury Rate that reset weekly, the Tuesday of each week (except as provided below);

  •
  in the case of notes that reset monthly, the third Wednesday of each month;

  •
  in the case of notes that reset quarterly, the third Wednesday of March, June, September and December;

  •
  in the case of notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and in the case of notes that reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement;

with the following two exceptions:

  •
  the interest rate in effect from the date of issue to the first interest reset date will be the initial interest rate; and

  •
  the interest rate in effect for the 10 days immediately prior to the maturity date will be that in effect on the tenth day preceding the maturity date.

Determination of Reset Interest Rates

        The interest rate applicable to each period commencing on the respective interest reset date (the "interest reset period") will be the rate determined as of the applicable interest determination date defined below on or prior to the calculation date.

        Unless otherwise specified in the applicable pricing supplement, the "interest determination date" with respect to an interest reset date for:

  •
  notes for which the base rate is LIBOR, the second London banking day before the interest reset date unless the designated LIBOR currency is pounds sterling, in which case the interest determination date will be the applicable interest reset date;

  •
  notes for which the base rate is the CD Rate, Commercial Paper Rate or Federal Funds Rate, will be the second business day before the interest reset date; and

  •
  notes for which the base rate is the Treasury Rate, the day of the week in which that interest reset date falls on which treasury bills (as defined below under "—Treasury Rate") are normally auctioned. Treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday. If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the first business day following the auction.

        The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

        The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the "initial interest rate," will be determined as specified in the applicable pricing supplement.

Interest Payment Dates

        Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be payable are as follows:

  •
  in the case of notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

  •
  in the case of notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year;

  •
  in the case of notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

  •
  in the case of notes that reset annually, on the third Wednesday of the month specified in the applicable pricing supplement.

        If any interest payment date, other than one that falls on the maturity date or on a date for earlier redemption or repurchase, or interest reset date for a floating rate note would fall on a day that is not a business day, the interest payment date or interest reset date will instead be the next business day, unless the notes are LIBOR notes and that business day falls in the next month, in which case the interest payment date or the interest reset date will be the preceding business day. If any payment on a floating rate note is due on the maturity date or upon earlier redemption or repurchase and that date is not a business day, the payment will be made on the next business day. In addition, if any payment on a floating rate note is due on a date that is not a business day in the relevant place of payment, we will make the payment on the next business day in that place of payment and no additional interest will accrue as a result of this delay. We will treat these payments as if they were made on the due date.

Accrued Interest

        Except as specified in the applicable pricing supplement, the calculation agent will calculate the accrued interest payable on floating rate notes for any interest period by multiplying the principal amount of the note by an accrued interest factor, which will equal the interest rate for the interest period times the relevant day count. If the interest rate varies during the period, the accrued interest factor will equal the sum of the interest factors for each day in the interest period. The calculation agent will compute the interest factors for each day by dividing the interest rate applicable to that day by 360, 365 or 366, depending on the day count fraction.

        The calculation agent will round all percentages resulting from any interest rate calculation to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, the calculation agent will round 9.876545%, or .09876545, to 9.87655% or .0987655. The calculation agent will also round all specified currency amounts used in or resulting from any interest rate calculation to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

Calculation Agent

        Unless otherwise specified in the applicable pricing supplement, the trustee will act as calculation agent for the floating rate notes. If you are the holder of a floating rate note, you may ask the calculation agent to provide you with the current interest rate and, if it has been determined, the interest rate that will be in effect on the next interest reset date. The calculation agent will also notify us, each paying agent and the registered holders, if any, of the following information for each interest period (except for the initial interest period if this information is specified in the applicable pricing supplement):

  •
  the interest rate in effect for the interest period;

  •
  the number of days in the interest period;

  •
  the next interest payment date; and

  •
  the amount of interest that we will pay for a specified principal amount of notes on that interest payment date.

        The calculation agent will generally provide this information by the first business day of each interest period, unless the terms of a particular series of notes provide that the calculation agent will calculate the applicable interest rate on a calculation date after that date, in which case the calculation agent will provide this information by the first business day following the applicable calculation date.

Base Rates

        LIBOR.    Unless otherwise specified in the applicable pricing supplement, "LIBOR" means the rate determined by the calculation agent in accordance with the following provisions:

  (a)
  For an interest determination date relating to any floating rate note for which LIBOR is an applicable base rate, to which we refer as a "LIBOR interest determination date," LIBOR will be either:

  —
  if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used, for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date,

    or

    —
    if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement commencing on that interest reset date, that appears on the Designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date.

    If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of that LIBOR interest determination date will be determined as if the parties had specified the rate described in clause (b) below.

  (b)
  For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clause (a) above, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in the designated LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in that market at that time.

  •
  If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, as defined below, on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in that principal financial center selected by the calculation agent, after consultation with us, for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in that designated LIBOR currency in that market at that time.

    •
    If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        "Designated LIBOR currency" means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated. If no such currency is specified in the applicable pricing supplement, the designated LIBOR currency shall be U.S. dollars.

        "Designated LIBOR page" means

  •
  if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency; or

  •
  if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on MoneyLine Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency.

        "Principal financial center" means the capital city of the country to which the designated LIBOR currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the "principal financial center" means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system.

        Commercial Paper Rate.    Unless otherwise specified in the applicable pricing supplement, "commercial paper rate" means, for any interest determination date relating to any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a "commercial paper rate interest determination date," the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper—Nonfinancial". If the commercial paper rate cannot be determined as described above, the following procedures will apply:

  •
  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper—Nonfinancial".

  •
  If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating agency.

  •
  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        "Money market yield" means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield =	360 x D 360 – (D x M)	x 100

where "D" is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" is the actual number of days in the applicable interest period.

        Treasury Rate Notes.    Unless otherwise specified in the applicable pricing supplement, "treasury rate" means, with respect to any interest determination date relating to any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a "treasury rate interest determination date," the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or "treasury bills," having the index maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on MoneyLine Telerate, Inc. or any successor service, on page 56, or any other page as may replace that page on that service, to which we refer as "Telerate page 56," or page 57, or any other page as may replace that page on that service, or "Telerate page 57". If the treasury rate cannot be determined in this manner, the following procedures will apply:

  •
  If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High," will be the treasury rate.

  •
  If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury.

  •
  If the auction rate described in the prior paragraph is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market".

  •
  If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

  •
  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        "Bond equivalent yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield =	D x N 360 – (D x M)

where "D" is the applicable per annum rate for treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" is the actual number of days in the applicable interest reset period.

        CD Rate.    Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a "CD rate interest determination date," the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading "CDs (Secondary Market)". If the CD rate cannot be determined in this manner, the following procedures will apply:

  •
  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption "CDs (Secondary Market)".

  •
  If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

  •
  If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

        "H.15(519)" means the weekly statistical release designated "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication. All references to this website are inserted as inactive textual references to the "uniform resource locator," or "URL," and are for your informational reference only. Information on that website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

        Federal Funds Rate.    Unless otherwise specified in the applicable pricing supplement, "federal funds rate" means, with respect to any interest determination date relating to any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a "federal funds rate interest determination date," the rate on that date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as that rate is displayed on MoneyLine Telerate, Inc., or any successor service, on page 120, or any other page as may replace that page on that service, to which we refer as "Telerate page 120". If the federal funds rate cannot be determined in this manner, the following procedures will apply.

  •
  If the rate described above does not appear on Telerate page 120 by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption "Federal Funds (Effective)".

  •
  If the rate described above does not appear on Telerate page 120 or is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

  •
  If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed Notes

        We may offer indexed notes according to which the principal and/or interest is determined by reference to an index relating to:

  •
  Securities of one or more issuers;

  •
  the rate of exchange between the specified currency of the note and one or more other currencies or composite currencies, called the indexed currencies;

  •
  the price of one or more commodities, called the indexed commodities, on specified dates;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance described in the applicable pricing supplement; or

  •
  one or more indices or baskets of the items described above.

        The pricing supplement will describe how interest and principal payments on indexed notes will be determined. It will also include historical and other information about the index or indices and information about the U.S. tax consequences to the holders of indexed notes.

        Amounts payable on an indexed note will be based on the face amount of the note. The pricing supplement will describe whether the principal amount that we will pay you on redemption or repayment before maturity would be the face amount, the principal amount at that date or another amount.

        If a third party is responsible for calculating or announcing an index for certain indexed notes and that third party stops calculating or announcing the index, or changes the way that the index is calculated in a way not permitted in the pricing supplement, then the index will be calculated by an independent determination agent named in the pricing supplement. If no independent agent is named, then we will calculate the index. If neither the determination agent nor we can calculate the index in the same way and under the same conditions as the original third party, then the principal or interest on the notes will be determined as described in the pricing supplement. All calculations that we or the independent determination agent make will be binding unless they are clearly wrong.

        If you purchase an indexed note, the applicable pricing supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which amounts payable on the note may be settled physically or in cash. The pricing supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. An investment in indexed notes may entail significant risks. See "Risks Associated With Foreign Currency Notes and Indexed Notes—Indexed Notes."

European Monetary Union

        On January 1, 1999, the European Union introduced the single European currency known as the euro in the 11 (now 12) participating member states of the European Monetary Union. A participating member state is a member state of the European Union that has adopted the euro as its legal currency according to the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Treaty on European Union, signed in Maastricht on February 1, 1992. During a transition period from January 1, 1999 to December 31, 2001, the former national currencies of those 12 participating member states continued to be legal tender in their country of issue, at rates irrevocably fixed on December 3, 1998. As of the date of this prospectus supplement, Sweden does not participate in the single currency.

        The European Union completed the final stage of its economic and monetary union on January 1, 2002, when euro notes and coins became available and participating member states withdrew their national currencies. It is not possible to predict how the European Monetary Union may affect the value of the notes or the rights of holders. You are responsible for informing yourself about the effects of European Monetary Union on your investment.

        If so specified in the applicable pricing supplement, we may at our option, and without the consent of the holders of the notes or any coupons or the need to amend the notes or the indenture, redenominate the notes issued in the currency of a country that subsequently participates in the final stage of the European Monetary Union, or otherwise participates in the European Monetary Union in a manner with similar effect to such final stage, into euro. The provisions relating to any such redenomination will be contained in the applicable pricing supplement.

Redemption and Repurchase

Redemption

        The pricing supplement for the issuance of each series of notes will indicate either that:

  •
  the notes cannot be redeemed prior to their maturity date (other than on the occurrence of the tax events described under "Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment" in the accompanying prospectus); or

  •
  the notes will be redeemable at our or the holder's option on or after a specified date at a specified redemption price. The redemption price may be par or may decline from a specified premium to par at a later date, together, in each case, with accrued interest to the date of redemption.

Repurchase

        We may repurchase notes at any time and price in the open market or otherwise. Notes we repurchase may, at our discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the trustee for cancellation.

Discount Notes

        If the pricing supplement states that a note is a discount note, the amount payable in the event of redemption or other acceleration of the maturity date will be the amortized face amount of the note as of the date of redemption, repayment or acceleration, but in no event more than its principal amount. The amortized face amount is equal to (a) the issue price plus (b) that portion of the difference between the issue price and the principal amount that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or acceleration date.

Sinking Fund

        The notes will not be subject to any sinking fund.

Notices

        Notices to holders of notes will be made by first class mail, postage prepaid, or sent by facsimile transmission to the registered holders.

Risks Relating to Jurisdiction and Enforcement of Judgments

        We have irrevocably appointed the Swedish Consulate General in The City of New York as our authorized agent for service of process in any action based on the debt securities brought against us in any State or federal court in The City of New York. We will waive any immunity from the jurisdiction of these courts to which we might be entitled in any action based on these debt securities, but the waiver will not extend to actions brought under U.S. federal securities laws.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes and are a U.S. holder. You will be a U.S. holder if you are a beneficial owner of the notes and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. This summary deals only with U.S. holders that hold notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, certain short-term holders of the notes, persons that will hedge their exposure to the notes or will hold notes as a hedge against currency risk or as a position in a "straddle" or conversion transaction, tax-exempt organization or a person whose "functional currency" is not the U.S. dollar. U.S. holders should be aware that the U.S. federal income tax consequences of holding notes may be materially different for investors described in the prior sentence.

        This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

        You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Payments or Accruals of Interest

        Payments or accruals of "qualified stated interest" (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than U.S. dollars (a "foreign currency"), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, you will accrue interest income on foreign currency notes in the relevant foreign currency, and will translate the amount so accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, based on the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

        Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than payments of qualified stated interest made on the note. (The rules for determining these amounts are discussed below.) If you purchase a note that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "Payments or Accruals of Interest") and your tax basis in the note. If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

        The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

        Except as discussed below with respect to market discount, short-term notes (as defined below) and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

        Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

Original Issue Discount

        If we issue notes at a discount from their "stated redemption price at maturity" (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be "original issue discount notes." The difference between the issue price and the stated redemption price at maturity of the notes will be the "original issue discount." The "issue price" of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to underwriters, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the notes other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Company) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code of 1986, as amended, and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that note for all days during the taxable year that you own the note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by:

  (i)
  multiplying the "adjusted issue price" (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and

  (ii)
  subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

        The "adjusted issue price" of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price. In the case of an original issue discount note that is a floating rate note, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.)

        As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above. If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under the "Premium" and "Market Discount") to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

        In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "Payments or Accruals of Interest." Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount of original issue discount accrued (using the exchange rate applicable to such previous accrual).

        If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the note's issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. On the other hand, if you acquired an original issue discount note at a price that was less than its adjusted issue price by at least 0.25% of its adjusted issue price multiplied by the number of remaining whole years to maturity, the market discount rules discussed below also will apply.

        Floating rate notes generally will be treated as "variable rate debt instruments" under U.S. Treasury regulations dealing with original issue discount notes Accordingly, the stated interest on a floating rate note generally will be treated as "qualified stated interest" and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a "variable rate debt instrument," the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the pricing supplement.

        Certain notes may be redeemed prior to their stated maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. Notes containing these features, in particular original issue discount notes may be subject to special rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of investing in original issue discount notes will depend, in part, on the particular terms and features of those notes.

Short-Term Notes

        The rules described above also will generally apply to original issue discount notes with maturities of one year or less ("short-term notes"), but with some modifications.

        First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, and treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the Maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

        Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any "acquisition discount" with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

        Finally, the market discount rules described below will not apply to short-term notes.

Premium

        If you purchase a note at a cost greater than the note's remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to Maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

        If you purchase a note at a price that is lower than the note's remaining redemption amount (or in the case of an original issue discount note, the note's adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

        You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder's taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

        Special rules govern the tax treatment of debt obligations that provide for contingent payments ("contingent debt obligations"). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the pricing supplement.

Information Reporting and Backup Withholding

        The paying agent must file information returns with the United States Internal Revenue Service in connection with note payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

PLAN OF DISTRIBUTION

Distribution

        We may offer the notes on a continuous basis through agents that have agreed to use their reasonable best efforts to solicit orders. The terms and conditions contained in the agency agreement, dated January 30, 2006 (the Agency Agreement), and any terms agreement entered into thereunder will govern these selling efforts. The agents who have entered into this agreement with us are listed on page S-4.

        We will pay the agents a commission that will be negotiated at the time of sale. Generally, the commission will take the form of a discount, which may vary based on the maturity of the notes offered and is expected to range from 0.125% to 0.650% of the principal amount.

        In addition to the agents listed on page S-4, we may sell notes through other agents who execute the forms and receive the confirmations required by the Agency Agreement. The applicable pricing supplement will specify the agents and their commission.

        We have the right to accept orders or reject proposed purchases in whole or in part. The agents also have the right, using their reasonable discretion, to reject any proposed purchase of notes in whole or in part.

        We may also sell notes to agents as principal, i.e., for their own accounts. These notes may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices. The pricing supplement relating to these notes will specify the purchase price paid by the agents and, if the notes are to be resold at a fixed public offering price, the initial public offering price and the underwriting discounts and commissions. Unless the pricing supplement specifies otherwise, any note purchased by an agent as principal will be purchased at 100% of the principal amount of the note minus a percentage equal to the commission applicable to an agency sale of a note of identical maturity. These notes may be sold to other dealers. The agents and dealers may allow concessions, which will be described in the pricing supplement. Such concessions may not be in excess of those concessions received by such agent from us. After the initial public offering of the notes, the public offering price, the concession and the discount may be changed.

        The notes will generally not have an established trading market when issued. The agents may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary market will be established for any series of notes, or that any of them will be sold. The notes will not be listed on any securities exchange, unless otherwise indicated in the pricing supplement.

        In order to facilitate the offering of the notes, the stabilizing manager or any person acting for the stabilizing manager may engage in transactions with a view to supporting the market price of the notes issued under this program at a level higher than that which might otherwise prevail for a limited period after the issue date. In particular, the stabilizing manager or any person acting for it may:

  •
  over-allot in connection with the offering, i.e., offer and apportion more of the notes than the agents have, creating a short position in the notes for their own accounts;

  •
  bid for and purchase notes in the open market to cover over-allotments or to stabilize the price of the notes; or

  •
  if the stabilizing manager or any person acting on its behalf repurchases previously-distributed notes, reclaim selling concessions which they gave to dealers when they sold the notes.

        Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The stabilizing manager or any person acting on its behalf are not required to engage in these activities, but, if they do, they may discontinue them at any time and they must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

        We may agree to reimburse the agents for certain expenses incurred in connection with the offering of the notes. The agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.

        We have agreed to indemnify the agents against certain liabilities, including liabilities under the U.S. Securities Act of 1933 (the Securities Act). The agents, whether acting as agent or principal, and any dealer that offers the notes, may be deemed to be "underwriters" within the meaning of the Securities Act.

        A form of pricing supplement is attached as Annex A to this prospectus supplement.

Selling Restrictions

        Each of the agents has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the terms agreement.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive other than France (each of which we refer to as a Relevant Member State), each agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (which we refer to as the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State:

  (a)
  in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

  (b)
  at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (c)
  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (d)
  at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        Each agent has represented and agreed that:

  (a)
  in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by SEK;

  (b)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (c)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

        The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Singapore

        This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

Japan

        The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each agent has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

France

        Each agent has confirmed and agreed as follows:

        No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no notes have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France except to permitted investors ("Permitted Investors") consisting of qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d'investisseurs) acting for their own account, all as defined and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier; none of this Prospectus or any other materials related to the offering or information contained therein relating to the notes has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any notes acquired by any Permitted Investors may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Kingdom of Sweden

        Each agent has confirmed and agreed that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy or sell notes or distribute drafts or definitive documents in relation to any such offer, invitation or sale in the Kingdom of Sweden, except in compliance with the laws of the Kingdom of Sweden.

ANNEX A

        [FORM OF PRICING SUPPLEMENT]

PRICING SUPPLEMENT No. [            ]

(To Prospectus dated January 30, 2006 and
Prospectus Supplement dated January 30, 2006)

[Principal Amount]            [Face Amount]

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)
(Incorporated in Sweden with limited liability)

[TITLE OF ISSUE]
[MATURITY DATE]

[Issue Price: [    ]]

Medium-Term Notes, Series C
Due Nine Months or More from Date of Issue

        The notes are issued by AB Svensk Exportkredit (Swedish Export Credit Corporation). The notes will mature on [MATURITY DATE]. [The notes will not be redeemable before maturity except for tax reasons] [and] [will not be entitled to the benefit of any sinking fund].

        [Interest on the notes will be payable on each [MONTH/DATE] and each [MONTH/DAY] and at maturity.]

        [The notes will not be listed on any securities exchange.]

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined whether this pricing supplement or the related prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Discounts and Commissions		Proceeds, before expenses
Per Note	[	]%	[	]%	[	]%
Total	[	]	[	]	[	]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Offering Price Per Unit	Aggregate Offering Price	Amount of Registration Fee

Debt securities	U.S.$[ ]	[ ]%	U.S.$[ ]	U.S.$[ ]

        [If you purchase any of the notes, you will also be required to pay accrued interest from [ISSUE DATE] if we deliver the notes after that date.]

        [AGENT[S]] expect to deliver the notes to investors on or about [CLOSING DATE] [through the facilities of [NAME OF DEPOSITARY].

[AGENT[S]]

The date of this pricing supplement is [DATE].

ABOUT THIS PRICING SUPPLEMENT

        This pricing supplement is a supplement to:

  •
  the accompanying prospectus supplement dated January 30, 2006 relating to an unlimited aggregate principal amount of our medium-term notes, series D, due nine months or more from date of issue and

  •
  the accompanying prospectus dated January 30, 2006 relating to our debt securities.

        If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

        You should read this pricing supplement along with the accompanying prospectus supplement and prospectus. All three documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information. We and the purchasers are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them. This means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents;

  •
  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

  •
  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

        [We incorporate by reference the documents listed below, which we filed with or furnished to the SEC under the Securities Exchange Act of 1934:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, [YEAR], which we filed with the SEC on [DATE] [and]

  •
  [our report on Form 6-K, which we furnished to the SEC on [DATE].]

        We [also] incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

  •
  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

  •
  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

        You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

    AB Svensk Exportkredit
    (Swedish Export Credit Corporation)
    Västra Trädgårdsgatan 11B
    10327 Stockholm, Sweden
    Tel: 011-46-8-613-8300

DESCRIPTION OF THE NOTES

        We will issue the notes under the indenture, as supplemented by the first supplemental indenture and the second supplemental indenture. The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture, as supplemented. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, the supplemental indentures and the form of the notes before making your investment decision. We have filed copies of these documents with the SEC and we have filed or will file copies of these documents at the offices of the trustee and the paying agent[s].

Aggregate Principal Amount:	[ ]
Issue Price:	[ ]%
Original Issue Date:	[ ]
Maturity Date:	[ ]
Specified Currency:	[ ]
Authorized Denominations:	[ ]
Form:	[ ]
Interest Rate:	[Floating/[ ]% per annum/Other]
Interest Payment Dates:	[ ]
Regular Record Dates:	[ ]
Floating Rate Notes:
Base Rate:	— LIBOR*
— Commercial Paper Rate
— Treasury Rate
— CD Rate
— Federal Funds Rate
— Other
* — LIBOR Moneyline Telerate — LIBOR Reuters
Index Maturity:	[ ]
Initial Interest Rate:	[ ]
Spread (+/—) or Spread Multiplier:	[ ]
Interest Reset Dates:	[ ]
Interest Determination Dates:	[ ]
Maximum Interest Rate:	[Specify] [None; provided, however, that in no event will the interest rate be higher than the maximum rate permitted by New York law, as modified by United States law of general application]
Minimum Interest Rate:	[ ]
Optional Redemption:	— Yes — No

[Initial Redemption Date:]	[ ]
Optional Repayment:	— Yes — No
Indexed Note:	— Yes — No
Foreign Currency Note:	— Yes — No
Purchasers:	[ ]
Purchase Price:	[ ]%
[Net Proceeds, after Commissions, to us:]	[ ]
Closing Date:	[ ]
Method of Payment:	[ ]
Listing, if any:
Securities Codes:
CUSIP:	[ ]
Trustee:	JP Morgan Trust Company, National Association
Paying Agent:	[ ]
[Luxembourg Paying Agent:]	[ ]
Calculation Agent:	[ ]
Exchange Rate Agent:	[ ]
Transfer Agent:	[ ]
Further Issues:
We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.
Payment of Principal and Interest:	[ ]
Governing Law:
The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.
Further Information:	[ ]

PLAN OF DISTRIBUTION

        [Describe distribution arrangements, if applicable.] [[All] [A portion] of the Notes will be sold outside the United States.]

Prospectus

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)
(Incorporated in Sweden with limited liability)

Debt Securities

        We, AB Svensk Exportkredit, also known as Swedish Export Credit Corporation, or SEK, may from time to time offer and sell our debt securities in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. We may sell debt securities having an unlimited aggregate initial offering price or aggregate principal amount in the United States. The debt securities will constitute direct, unconditional and unsecured indebtedness of SEK and will rank equally in right of payment among themselves and with all our existing and future unsecured and unsubordinated indebtedness.

        We may sell the debt securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

        You should read this prospectus and any supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the front of these documents.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2006

ABOUT THIS PROSPECTUS

        This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading "Where You Can Find More Information".

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them. This means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents;

  •
  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

  •
  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

        We incorporate by reference:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2004, which we filed with the SEC on April 8, 2005 under the Securities Exchange Act of 1934; and

  •
  our reports on Form 6-K, which we filed with the SEC on September 30, 2005 and November 1, 2005 under the Securities Exchange Act of 1934.

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

  •
  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

  •
  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

        You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

  AB Svensk Exportkredit
  (Swedish Export Credit Corporation)
  Västra Trädgårdsgatan 11B
  10327 Stockholm, Sweden
  Tel: 011-46-8-613-8300

FORWARD-LOOKING STATEMENTS

        The following documents relating to our debt securities may contain forward-looking statements:

  •
  this prospectus;

  •
  any prospectus supplement;

  •
  any pricing supplement to a prospectus supplement; and

  •
  the documents incorporated by reference in this prospectus and any prospectus supplement or pricing supplement.

        Certain of the statements contained in these documents may be statements of future expectations and other forward-looking statements that are based on our management's views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. In addition to statements, which are forward-looking by reason of context, the words "may", "will", "should", "plan", "intend", "anticipate", "believe", "estimate", "potential", or "continue" and similar expressions identify forward-looking statements. Actual results, performance or events may differ materially from those in such statements due to, without limitation:

  •
  general economic conditions, including in particular economic conditions and markets,

  •
  performance of financial markets,

  •
  interest rates,

  •
  currency exchange rates,

  •
  changing levels of competition,

  •
  changes in laws and regulations,

  •
  changes in the policies of central banks and/or foreign governments, and

  •
  general competitive factors,

in each case on a local, regional, national and/or global basis. We assume no obligation to update any forward-looking information contained in these documents.

ENFORCEMENT OF LIABILITIES; SERVICE OF PROCESS

        We are a public limited liability company incorporated in Sweden, and all of our directors and executive officers and the experts named herein are residents of countries other than the United States. A substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon such persons or to realize against them or us upon judgments of courts of the United States predicated upon civil liabilities under the U.S. Securities Act of 1933, as amended (the "Securities Act"). We have been advised by our Swedish counsel, Advokatfirman Vinge, that there is doubt as to the enforceability of claims in Sweden in respect of liabilities predicated solely upon the Securities Act, whether or not such claims are based upon judgments of United States courts. We have consented to service of process in The City of New York for claims based upon the indenture (as discussed below) and the debt securities we may offer, except insofar as such claims are predicated upon the Securities Act.

PROSPECTUS SUMMARY

General

        This summary provides you with a brief overview of key information concerning SEK. This summary also provides you with a brief summary of the material terms of the debt securities we may offer, to the extent we know these material terms on the date of this prospectus. For a more complete understanding of the terms of the offered debt securities, and before making your investment decision, you should carefully read:

  •
  this prospectus, which explains the general terms of the debt securities we may offer;

  •
  the accompanying prospectus supplement, which (1) explains the specific terms of the debt securities being offered and (2) updates and changes information in this prospectus; and

  •
  the documents referred to below in "Where You Can Find More Information".

Swedish Export Credit Corporation

        We, Swedish Export Credit Corporation, are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

        Our objective is to engage in financing activities that are directly related to Swedish exports of goods and services or otherwise promote Swedish commerce and industry, especially the export sector, by providing competitive long-term credits. We extend credit on commercial terms at prevailing market rates, which we call the M-system, and on State-supported terms, which we call the S-system.

        The following table contains certain of our key financial figures as of the dates and for the periods specified, as computed under Swedish accounting principles:

	As of or for the Year Ended December 31,
	2004	2003	2002
	(in millions of Skr)
Total assets	162,066.2	151,800.5	132,538.5
Total shareholders' funds	3,391.8	2,952.2	3,764.7
Net income for the year ended*	439.6	427.5	479.7

*
Exclusive of the S-system

        Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden. Our telephone number is (+46) 8-613-8300.

The Debt Securities We May Offer

        We may use this prospectus to offer an unlimited amount of debt securities.

        We will issue the debt securities under an indenture, dated as of August 15, 1991, originally between us and the predecessor in interest to J.P. Morgan Trust Company, National Association, as trustee as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated January 30, 2006 (together with the first supplemental indenture, the "supplemental indentures"). J.P. Morgan Trust Company, National Association now acts as trustee under the indenture. The indenture provides that the debt securities may be issued at one time, or from time to time, in one or more series.

        The debt securities will be our direct, unconditional and unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money. The debt securities will not be obligations of Kingdom of Sweden.

        The prospectus supplement relating to any series of debt securities will specify the terms of such debt securities.

General Indenture Provisions that Apply to the Debt Securities.

  •
  The indenture does not limit the amount of debt securities that may be issued thereunder or under any other debt instrument.

  •
  The indenture allows for different types of debt securities, such as fixed rate securities, floating rate securities and indexed securities, to be issued in one or more series. The indenture permits us to issue debt securities in book-entry, certificated and bearer form.

  •
  The indenture permits us to issue debt securities in currencies other than U.S. dollars.

  •
  The indenture allows us to merge or consolidate with another Swedish company, or convey all or substantially all of our assets to another Swedish company, so long as the transaction would not result in an event of default. If any of these transactions occur, the other company would be required to assume our obligations under the debt securities and the indenture. We would be released from all liabilities under the debt securities and the indenture when the other company assumed our responsibilities.

  •
  The indenture permits us to elect to redeem the debt securities of any series upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on these debt securities in respect of Swedish taxes and, as a result, to pay additional amounts.

  •
  The indenture provides that the holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change our obligations or your rights concerning those debt securities. However, changes to the financial terms of a debt security, including changes to the stated maturity date of any principal or interest, reductions in the principal amount or rate of interest or changing the place for payment of interest, cannot be made unless every holder of that security consents.

  •
  The indenture permits us to satisfy our payment obligations under any series of debt securities at any time by depositing with the trustee sufficient amounts of cash or U.S. government securities to pay our obligations under such series when due.

Events of Default

        The indenture specifies that the following shall constitute events of default with respect to the debt securities of any series:

  •
  default for 30 days in the payment of any interest on any debt security of such series when due;

  •
  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

  •
  default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

  •
  default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of such series;

  •
  default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$ 10,000,000; and

  •
  certain events of bankruptcy, insolvency or reorganization.

        The holders of a majority of the principal amount of outstanding debt securities of a series may, on behalf of all holders of outstanding debt securities of such series, waive a past event of default. However, no such waiver is permitted for a default in payment of principal, premium or interest in respect of any debt security of such series.

Ratios of Earnings to Fixed Charges

        The following table shows the ratios of our earnings to fixed charges (exclusive of the S-system) for the periods indicated:

	Year ended December 31,
	2004	2003	2002	2001	2000
Swedish accounting principles	1.14	1.16	1.16	1.12	1.13
U.S. accounting principles	1.34	1.22	1.96	0.91	1.13

        For the purpose of calculating ratios of earnings to fixed charges, earnings consist of net profit for the year, plus taxes and fixed charges. Fixed charges consist of interest expenses, including borrowing costs, in SEK exclusive of the S-system.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of debt securities for general business purposes.

CAPITALIZATION

        The following table sets out our unaudited consolidated capitalization as at September 30, 2005. This table should be read in conjunction with the financial statements referred to elsewhere in this document.

As of September 30, 2005
Actual
(Skr millions)
Senior debt:
Long-term	156,271.7
Short-term	29,855.6
Total senior debt(1),(2)	186,127.3
Subordinated debt:
Long-term	3,190.0
Short-term	—
Total subordinated debt(1)	3,190.0
Shareholder's funds:
Non-distributable capital
Share capital(3) (990,000 shares issued and paid-up, par value Skr 1,000 made up of 640,000 Class A shares and 350,000 Class B shares)	990.0
Non-distributable reserves	1,174.1

Total non-distributable capital	2,164.1
Distributable capital:
Undistributed profits	1,227.6
Net profit for the period	260.4

Total distributable capital	1,488.0
Total shareholder's funds	3,652.1

Total capitalization	192,969.4

(1)
At September 30, 2005, our consolidated group had no contingent liabilities. Other than that disclosed herein, we had no other indebtedness as at September 30, 2005.

(2)
Unguaranteed and unsecured.

(3)
In accordance with our Articles of Association, SEK's share capital shall neither be less than Skr 700 million nor more than Skr 2,800 million.

        There has been no material change in SEK's capitalization, indebtedness, contingent liabilities and guarantees since September 30, 2005.

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

        The debt securities will be issued under an indenture, dated as of August 15, 1991, between us and the predecessor in interests to JP Morgan Trust Company, which currently serves as trustee, as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated January 30, 2006 (together with the first supplemental indenture, the "supplemental indentures"). We have filed the indenture and each of the supplemental indentures as exhibits to the registration statement. The statements under this caption include brief summaries of the material provisions of the indenture as supplemented, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and the supplemental indentures, including the definitions in those documents of certain terms. Numerical references in parentheses below are to sections of the indenture. Whenever we refer in this document or in a prospectus supplement to particular sections of, or defined terms in, the indenture, we intend to incorporate by reference such sections or defined terms.

General

        The debt securities offered by this prospectus will be in an unlimited aggregate initial public offering price or purchase price. The indenture provides that we may issue debt securities in an unlimited amount thereunder from time to time in one or more series. We may originally issue the debt securities of a series all at one time or from time to time and, unless otherwise provided, we may "reopen" any outstanding series of debt securities from time to time to issue of additional debt securities of such series. (Section 301)

        The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money. (Section 1011) We refer to the prospectus supplement relating to the particular series of debt securities we are offering thereby for the terms of such debt securities, including, where applicable:

  (i)
  the designation and maximum aggregate principal or face amount, if any, of such debt securities;

  (ii)
  the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue such debt securities;

  (iii)
  the date or dates on which such debt securities will mature;

  (iv)
  the currency or currencies in which we are selling such debt securities and in which we will make payments of any principal, premium or interest in respect of such debt securities, and whether the holder of any such debt security may elect the currency in which such payments are to be made and, if so, the manner of such election;

  (v)
  the rate or rates (which may be fixed, variable or zero) at which such debt securities will bear interest, if any;

  (vi)
  the date or dates from which any interest on such debt securities will accrue, the date or dates on which such interest will be payable and the date or dates on which payment of such interest will commence;

  (vii)
  our obligation, if any, to redeem, repay or purchase such debt securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

  (viii)
  the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at our option or otherwise;

  (ix)
  whether we will issue such debt securities as registered securities, bearer securities or both, and the terms relating to the exchange of any such bearer securities;

  (x)
  whether we will issue such debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depository for such global security or securities and the terms and conditions, if any, upon which you may exchange interests in such global security or securities in whole or in part for individual debt securities;

  (xi)
  whether we will issue any such debt securities as indexed securities (as defined below) and, if so, the manner in which the principal (or face amount) thereof or interest thereon or both, as the case may be, shall be determined, and any other terms in respect thereof;

  (xii)
  whether we will issue any such debt securities as discount securities (as defined below) and, if so, the portion of the principal amount thereof that shall be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof;

  (xiii)
  any additional restrictive covenants or events of default provided with respect to such debt securities; and

  (xiv)
  any other terms of such debt securities. (Section 301)

        We may issue debt securities as registered securities, bearer securities or both. We may issue debt securities of a series in whole or in part in the form of one or more global securities, as described below under "Global Securities". We will describe the particular terms of any bearer securities, including any limitations on the issuance, transfer or exchange thereof and any special United States federal income tax considerations in respect thereof, in the applicable prospectus supplement.

        If we are required to pay any principal, premium or interest in respect of debt securities of any series in a currency other than U.S. dollars or in a composite currency, we will describe the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency in the prospectus supplement relating thereto.

        We use the term "discount security" to mean any debt security (other than a principal indexed security) that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof. (Section 101) We will describe the United Stated federal income tax consequences and other special considerations applicable to any discount securities in the prospectus supplement relating thereto.

        Unless otherwise specified in the applicable prospectus supplement, we use the term "indexed security" to mean any debt security that provides that the amount of principal (a "principal indexed security") or interest (an "interest-indexed security"), or both, payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula. (Section 101) We will describe the United States federal income tax consequences and other special considerations with respect to any indexed securities in the prospectus supplement relating thereto.

        Unless the prospectus supplement relating thereto specifies otherwise, we will issue any registered securities denominated in U.S. dollars only in denominations of U.S.$1,000 or integral multiples thereof. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal or face amount of the outstanding debt securities of the series to be represented by such global security or securities. (Sections 302 and 303)

Exchanges and Transfers

        At the option of the holder thereof upon request confirmed in writing, and subject to the terms of the indenture, registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount (or, in the case of any principal indexed security, face amount) of registered securities of such series of like tenor, but with different authorized denominations (unless otherwise specified in the applicable prospectus supplement or related pricing supplement). Holders may present registered securities for exchange, and may present registered securities (other than a global security, except as provided below) for transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or any transfer agent or other agency we designate for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. The transfer or exchange will be effected when we and the security registrar or the transfer or other agent are satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as the initial security registrar. (Section 305)

        In the event of any redemption in part of the registered securities of any series, we shall not be required:

  •
  during the period beginning at the opening of business 15 days before the day on which notice of such redemption is mailed and ending at the close of business on the day of such mailing, to issue, register the transfer of or exchange any registered security of such series having the same original issue date and terms as the registered securities called for redemption, or

  •
  to register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security we are redeeming in part. (Section 305)

Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. We may issue global securities in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Sections 303 and 305)

        We will describe the specific terms of the depository arrangement with respect to the debt securities of any series in the prospectus supplement relating to such series. We anticipate that provisions similar to the following will apply to such depository arrangements:

  •
  Upon the issuance of a global security, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts (or, in the case of principal indexed securities, face amounts) of the debt securities represented by such global security to the accounts of institutions that have accounts with such depository ("participants").

  •
  The accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities, or by us if we offer and sell such debt securities directly. Only participants or persons that hold interests through participants will own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. These laws and limitations on ownership may impair the ability to transfer beneficial interests in a global security.

  •
  So long as the depository for a global security, or its nominee, is the owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such individual debt securities and will not be considered the owners or holders thereof under the indenture. (Section 305)

  •
  Subject to any restrictions that may be set forth in the applicable prospectus supplement, any principal, premium or interest payable in respect of debt securities registered in the name of or held by a depository or its nominee will be paid to the depository or its nominee, as the case may be, as the registered owner or holder of the global security representing such debt securities.

  •
  None of the trustee for such debt securities, any paying agent, the security registrar for such debt securities or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security representing such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308)

  •
  We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive global security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a "street name", and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security may be subject to restrictions. We will describe any such restrictions in the applicable prospectus supplement.

  •
  If the depository for debt securities of a series is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within ninety days, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In addition, we may at any time and in our sole discretion determine that debt securities of a series issued in whole or in part in the form of one or more global securities shall no longer be represented by such global security or securities and, in such event, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in aggregate principal amount (or in the case of any principal indexed securities, face amount) to such beneficial interest and, if the debt securities of such series are issuable as registered securities, to have such debt securities registered in its name. If the debt securities of such series are issuable as registered securities, then we will issue individual debt securities of such series as described in the foregoing sentence. Any such individual debt securities will be issued as registered securities in denominations, unless we otherwise specify, of U.S.$ 1,000 and integral multiples thereof. (Sections 302 and 305)

Payment and Paying Agents

        We will make payment of any principal or premium in respect of registered securities against surrender of such registered securities at the office of the trustee or its designee in the Borough of Manhattan, The City of New York. Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any installment of interest on any registered security to the person in whose name such registered security is registered (which, in the case of a global security, will be the depository or its nominee) at the close of business on the regular record date for such interest payment; provided, however, that any interest payable at maturity will be paid to the person to whom any principal is paid. Unless otherwise specified in the applicable prospectus supplement, payments in respect of registered securities will be made in the currency designated for payment at the office of such paying agent or paying agents as we may appoint from time to time, except that any such payment may be made by check mailed to the address of the person entitled thereto as it appears in the security register, by wire transfer to an account designated by such person or by any other means acceptable to the trustee and specified in the applicable prospectus supplement. (Section 307)

        Unless otherwise specified in the applicable prospectus supplement, we will appoint the office of the trustee or its designee in the Borough of Manhattan, The City of New York, as our sole paying agent for payments in respect of the debt securities of any series that are issuable solely as registered securities. Any other paying agent we initially appoint in the United States for the debt securities of a series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or terminate the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments in respect of registered securities. (Section 1002)

        Any payment we are required to make in respect of a debt security at any place of payment on a date that is not a business day need not be made at such place of payment on such date, but may be made on the first succeeding business day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. (Section 113)

        Unless otherwise specified in the applicable prospectus supplement, we use the term "business day" to mean, with respect to any place of payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which commercial banks in such place of payment or other location are generally open for business. (Section 101)

        All moneys we pay to a paying agent for the payment of any principal, premium or interest in respect of any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security will thereafter look only to us for payment thereof. (Section 1003)

        We will make any payments of principal, premium or interest in respect of any debt security without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed on such debt security or the holder thereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein. Unless otherwise specified in the applicable prospectus supplement, if we are required by law to make any such deduction or withholding, we will pay such additional amounts as may be necessary so that every net payment in respect of such debt security paid to the holder thereof will not be less than the amount provided for in such debt security and in the indenture, to be then due and payable; provided that:

  •
  such holder is not otherwise liable to taxation in Sweden in respect of such payment by reason of any relationship with or activity within Sweden other than his ownership of such debt security or his receiving payment in respect thereof; and

  •
  no such additional amount will be paid:

  •
  with respect to any debt security if the holder thereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority, or

  •
  with respect to any bearer security presented for payment more than 30 days after the later of (A) the date on which the payment of principal, premium or interest relating to such additional amount first becomes due and (B) if we fail to provide for such payment of principal, premium or interest on or prior to such due date, the date on which such payment has been duly provided for, except to the extent that the holder thereof would have been entitled to such additional amount on presenting such bearer security for payment on such thirtieth day, or

  •
  where the withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Union Directive on the taxation of savings adopted June 3, 2003 (implementing the conclusions of the Economics and Financial Council meeting of November 26-27, 2000) or any law implementing or complying with, or introduced in order to conform to, such Directive. (Section 1007)

Negative Pledge

        So long as any debt securities are outstanding, we will not and will not permit any Subsidiary (as defined in the indenture) to secure or allow to be secured any indebtedness for money borrowed now or hereafter existing by any mortgage, lien (other than a lien arising by operation of law), pledge, charge or other encumbrance upon any of our or any Subsidiary's present or future revenues or assets (except for any mortgage, lien, pledge, charge or other encumbrance on property purchased by us or any Subsidiary as security for all or part of the purchase price thereof) without at the same time affording the debt securities the same or equivalent security therefor. (Section 1010)

Consolidation, Merger and Transfer of Assets

        We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

  (i)
  in the event that we consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, such person is a corporation organized and existing under the laws of Sweden and such person expressly assumes our obligations on the debt securities and under the indenture;

  (ii)
  immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

  (iii)
  certain other conditions are met. (Section 801)

Modification of the Indenture

        The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities affected thereby, to execute a supplemental indenture modifying the indenture or the rights of the holders of such debt securities; provided that no such modification shall, without the consent of the holder of each debt security affected thereby:

  •
  change the stated maturity of any principal or interest in respect of any debt security, or reduce the principal amount (or, in the case of any principal indexed security, face amount) thereof, or reduce the rate or change the time of payment of any interest thereon, or change the manner in which the amount of any payment of any principal, premium or interest in respect of any indexed security is determined, or change any place of payment or change the coin or currency in which a debt security or coupon is payable or affect the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing; or

  •
  reduce the aforesaid percentage of principal amount (or, in the case of any principal indexed security, face amount) of debt securities, the consent of the holders of which is required for any such modification. (Section 902)

        The provisions contained in the indenture for convening meetings of the holders of all or a portion of the debt securities of a series issuable in whole or in part as bearer securities will be described in the prospectus supplement relating to such bearer securities.

Events of Default

        The indenture provides that the following shall constitute events of default with respect to the debt securities of any series:

  (i)
  default for 30 days in the payment of any interest on any debt security of such series when due;

  (ii)
  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

  (iii)
  default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

  (iv)
  default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series;

  (v)
  default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$10,000,000; and

  (vi)
  certain events of bankruptcy, insolvency or reorganization. (Section 501)

        We are required to file with the trustee annually a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether we have complied with all conditions and covenants under the indenture. (Section 1008)

        The indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series may declare the principal amount (or, in the case of any discount securities or indexed securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all such debt securities together with any accrued but unpaid interest, to be due and payable immediately. (Section 502) In certain cases, the holders of a majority in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of any series may, on behalf of the Holders of all such debt securities, waive any past default or event of default, except, for example, a default not previously cured in payment of any principal, premium or interest in respect of the debt securities of such series. (Sections 502 and 513)

        The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power under the indenture with respect to such series at the request of such holders. (Section 603) The indenture provides that no holder of any debt security of any series may institute any proceeding, judicial or otherwise, to enforce the indenture, except in the case of failure of the trustee, for 60 days, to act after the trustee is given notice of default, a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the then outstanding debt securities of such series and an offer of reasonable indemnity to such trustee. (Section 507) This provision will not prevent any holder of debt securities from enforcing payment of any principal, premium or interest in respect thereof at the respective due dates for such payments. (Section 508) The holders of a majority in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, or which would be unjustly prejudicial to holders not joining in such action. (Section 512)

        The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series known to the trustee, give to the holders of debt securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of any principal, premium or interest in respect of any debt securities, the trustee may withhold such notice if it determines in good faith that withholding such notice is in the interests of the holders of such debt securities. (Section 602)

Defeasance

        If so specified in the prospectus supplement relating to the debt securities of any series, we may terminate certain of our obligations under the indenture with respect to all or a portion of such debt securities, on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee money or U.S. government securities sufficient to pay any principal, premium or interest in respect of such debt securities to stated maturity. It is a condition to such deposit and termination that we deliver:

  (i)
  an opinion of independent United States tax counsel that the holders of such debt securities will have no United States federal income tax consequences as a result of such deposit and termination; and

  (ii)
  if such debt securities are then listed on any national securities exchange, an opinion of counsel that such debt securities will not be delisted as a result of the exercise of this option.

        Such termination will not relieve us of our obligation to pay when due any principal, premium or interest in respect of such debt securities if such debt securities are not paid from the cash or U.S. government securities held by the trustee for the payment thereof. (Section 1301)

Optional Redemption Due to Change in Swedish Tax Treatment

        In addition to any redemption provisions that may be specified in the prospectus supplement relating to the debt securities of any series, if, at any time subsequent to the issuance of debt securities of any series, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which we shall become obligated under the indenture to pay any additional amount in respect of any debt security of such series (the determination as to whether payment of such additional amount would be required on account of such debt security being made by us on the basis of the evidence in our possession in respect of the interest payment date or other payment date immediately preceding the date of such determination and on the basis of the treaties and laws in effect on the date of such determination or, if we so elect, those to become effective on or before the first succeeding interest payment date or other payment date), then we shall have the option to redeem such debt security and all other debt securities of such series having the same original issue date and terms as such debt security, as a whole, at any time (except that debt securities that bear interest at a floating rate shall only be redeemable on an interest payment date). Any such redemption shall be at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date (except in the case of discount securities and indexed securities, which may be redeemed at the redemption price specified in such securities); provided, however, that at the time notice of any such redemption is given, our obligation to pay such additional amount shall remain in effect. (Section 1108)

Governing Law

        The indenture, the supplemental indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, except that matters relating to our authorization and execution of the indenture, the supplemental indentures and the debt securities shall be governed by the law of Sweden. If the debt securities are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden. (Section 112)

Consent To Service

        We have irrevocably designated the Swedish Consulate-General in The City of New York as our authorized agent under the indenture for service of process in any legal action or proceeding arising out of or relating to the indenture, the supplemental indentures or the debt securities brought in any federal or State court in The City of New York. We have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding. This designation does not constitute consent to service of process in any legal action or proceeding predicated upon the Securities Act. (Section 115)

Other Relationships with the Trustee

        We maintain banking relationships in the ordinary course of business with the trustee.

SWEDISH TAXATION

        Except where otherwise stated, the following summary outlines certain Swedish tax consequences relating to the notes for prospective purchasers that are not considered to be Swedish residents for Swedish tax purposes. This summary is based on the laws of the Kingdom of Sweden as in effect on the date of this document. These laws are subject to change, possibly on retroactive basis. Prospective purchasers are urged to consult their professional tax advisors regarding the Swedish and other tax consequences (including the applicability and effect of double taxation treaties) of acquiring, owning and disposing of notes in their particular circumstances.

        Payments of any principal or interest to the holder of a note should not be subject to Swedish income tax, provided that such holder is not resident in Sweden for Swedish tax purposes and provided further that such holder does not have a permanent establishment or fixed base in Sweden to which the notes are effectively connected.

        Swedish withholding tax, or Swedish tax deduction, is not imposed on payments of any principal or interest to the holder, except on certain payments of interest to private individuals (or estates of deceased individuals) with residence in Sweden for tax purposes.

        Generally, for Swedish corporations and private individuals (and estates of deceased individuals) with residence in Sweden for tax purposes, all capital income (e.g., interest and capital gains on a note) will be taxable. Specific tax consequences, however, may be applicable to certain categories of corporations, such as investment companies and life insurance companies.

PLAN OF DISTRIBUTION

Terms of Sale

        We will describe the terms of a particular offering of debt securities in the applicable prospectus supplement, including the following:

  •
  the name or names of any underwriters or agents;

  •
  the purchase price of the debt securities;

  •
  the proceeds to us from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price of the debt securities;

  •
  any concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such debt securities may be listed.

        Any underwriters, dealers or agents participating in a sale of debt securities may be considered to be underwriters under the U.S. Securities Act of 1933. Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from us for payments they make relating to these liabilities.

Method of Sale

        We may sell the debt securities in any of three ways:

  •
  through underwriters or dealers;

  •
  directly to one or more purchasers; or

  •
  through agents.

        If we use underwriters in a sale, they will acquire the debt securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the debt securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of debt securities may be subject to conditions. The underwriters will also be obligated to purchase all the debt securities of an issue if any are purchased. Any initial public offering price or any concessions allowed or reallowed or paid to dealers may be changed.

        We may also sell the debt securities directly or through agents. Any agent will be named and any commissions payable to the agent by us will be set forth in the applicable prospectus supplement. Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

        We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of debt securities at the public offering price set forth in the applicable prospectus supplement using delayed delivery contracts. These contracts provide for payment and delivery on one or more specified dates in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

        Any restrictions on the offer, sale or delivery of bearer securities to United States persons or within the United States in connection with the original issuance of the debt securities will be described in the applicable prospectus supplement. Such prospectus supplement will also describe any restrictions on the sale of debt securities in other jurisdictions if and as appropriate.

        Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

        No approvals are necessary under Swedish law to enable us, at the times and in the manner provided or to be provided in the debt securities we may offer, or in the indenture, to acquire and transfer out of Sweden all amounts necessary to pay in full all amounts payable thereunder, and no approval of Sveriges Riksbank would be required for prepayment of any debt securities. Under Swedish law and our Articles of Association, there are no limitations on the right of persons who are not residents of Sweden or persons who are not citizens of Sweden to own or hold the debt securities offered hereby.

VALIDITY OF THE DEBT SECURITIES

        The following persons will give opinions regarding the validity of the debt securities:

  •
  For us:    Advokatfirman Vinge, Stockholm; and

  •
  For the underwriters and agents, if any:    Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

        As to all statements in this prospectus with respect to Swedish law, Cleary Gottlieb Steen & Hamilton LLP will rely on the opinion of Advokatfirman Vinge.

        Cleary Gottlieb Steen & Hamilton LLP has provided legal services to us from time to time.

AUTHORIZED REPRESENTATIVE

        Our authorized representative in the United States is the Consulate General of Sweden, One Dag Hammarskjöld Plaza, 885 Second Avenue, New York, NY 10017.

EXPENSES

        The table below sets forth the estimated expenses to be paid by us in connection with the issuance and distribution of an assumed aggregate principal amount of $4,000,000,000 debt securities being registered pursuant to this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of debt securities that may be registered or distributed because such amount is unknown at this time.

Legal fees and expenses	U.S.$	110,000
Accounting fees and expenses		26,500
Printing and engraving expenses		5,000
Miscellaneous		100,000

Total	U.S.$	241,000

        As a "well-known seasoned issuer" (as defined in Rule 405 under the Securities Act), upon each offering of debt securities made under this prospectus we will pay a registration fee to the Securities and Exchange Commission at the prescribed rate, currently U.S.$107 per $1,000,000 of offering price. We will offset against these fees an aggregate amount of U.S.$120,930.94 representing registration fees paid in respect of unsold securities previously registered on our Registration Statement on Form F-3 (No. 333-115102).

EXPERTS

        Our financial statements contained in our Annual Report on Form 20-F for the year ended December 31, 2004 are incorporated by reference in this prospectus and have been audited by KPMG Bohlins AB, independent auditors, as set forth in their report dated March 10, 2005 and, in respect to notes 32 and 38 to such financial statements, April 6, 2005.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form F-3 (No. 333-131369) that we filed with the SEC using a shelf registration process. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement.

        We file reports and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.

        Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms, including those in New York and Chicago. Some of our SEC filings are also available on the SEC's website at http://www.sec.gov.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this pricing supplement. You must not rely on any unauthorized information or representations. This pricing supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement is current only as of its date.

$25,000,000

AB SVENSK
EXPORTKREDIT
(Swedish Export
Credit Corporation)

Dow Jones-AIG Commodity Index
Total ReturnSM
Linked Notes
Due November 2007

AIG Financial Securities Corp.

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AB SVENSK EXPORTKREDIT (Swedish Export Credit Corporation) (Incorporated in Sweden with limited liability)
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ABOUT THIS PROSPECTUS
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
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ENFORCEMENT OF LIABILITIES; SERVICE OF PROCESS
PROSPECTUS SUMMARY General
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